UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Diversified Healthcare Trust
(Name of Registrant as Specified In Its Charter)
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Notice of 2022 Annual Meeting
of Shareholders and Proxy Statement
Thursday, June 2, 2022 at 9:30 a.m., Eastern time
Live Webcast Accessible at
https://www.viewproxy.com/DiversifiedHealthcareTrust/2022

DIVERSIFIED HEALTHCARE TRUST

BUSINESS AT A GLANCE

Diversified Healthcare Trust (Nasdaq: DHC) is a real estate investment trust (REIT) that owns more than $6.7 billion worth of high-quality healthcare properties located in 36 states and Washington, D.C. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. DHC's life science and medical office portfolio includes over 100 properties totaling approximately nine million square feet and is occupied by nearly 500 tenants. DHC's senior living portfolio contains over 27,500 senior living units managed by 16 operators. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $33 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. To learn more about DHC, visit www.dhcreit.com.

OVER **370** HEALTHCARE RELATED PROPERTIES

$6.7 BILLION INVESTMENT PORTFOLIO

8.7 MILLION SF OF MEDICAL OFFICE AND LIFE SCIENCE SPACE

OVER **27,500** SENIOR LIVING COMMUNITY UNITS

GEOGRAPHICALLY DIVERSIFIED PORTFOLIO[1]

FL, 10%
TX, 9%
CA, 8%
GA, 7%
MD, 5%
NC, 4%
WI, 4%
IL, 4%
VA, 4%
IN, 4%
26 Other States + D.C., 41%

PROPERTY TYPE[2]

Assisted Living, 5%
Skilled Nursing, 2%
Wellness Centers, 8%
Life Science, 15%
Medical Office, 52%
Independent Living, 18%

OFFICE PORTFOLIO SEGMENT[3]

Other, 18.2%
Life Science, 24.7%
Patient Care, 57.1%

SENIOR LIVING - SHOP UNIT MIX

SNF, 6%
AL, 42%
IL, 41%
MC, 11%

2021 OPERATING METRICS:

- Same property occupancy in the Office Portfolio segment held up well through the COVID-19 pandemic and was 92.2% by year end, excluding deconsolidated joint ventures.
- Over 2.5 million square feet of new and renewal leases in the Office Portfolio segment executed during the year.
- Reported same property SHOP segment occupancy of 74.1% for the fourth quarter, an increase from the 72.7% COVID-19 pandemic low reported in the first quarter of 2021.

NOTABLE EVENTS:

- Diversified management of senior living communities by engaging 10 new third parties to operate 107 communities within the SHOP segment.
- Increased liquidity by selling a 35% equity interest in DHC's existing joint venture that owns a two-building life science complex in Boston for approximately $378 million. The purchase price implies a property valuation of $1.7 billion, highlighting over 50% value appreciation since DHC acquired the property.
- Further increased liquidity by selling 80% equity interest in 10 properties in DHC's Office Portfolio segment resulting in cash proceeds of approximately $653 million. The portfolio was sold at approximately $657 per square foot, or a 4.98% capitalization rate based on full year 2021 actual cash NOI.
- Invested approximately $254 million of capital into owned medical office, life science and senior living properties in 2021.
- Amended credit agreement to waive certain financial covenants through December 31, 2022 and extended the maturity date of its revolving credit facility to January 2024.
- Issued $500 million senior notes due 2031 and used the proceeds to repay higher rate senior notes and a $200 million term loan in full.

(1) Based on Q4 2021 gross book value of real estate assets as of December 31, 2021. Excludes unconsolidated joint ventures.
(2) Based on same property NOI. Excludes unconsolidated joint ventures. Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community.
(3) Based on Q4 2021 NOI. Excludes unconsolidated joint ventures.

LETTER TO OUR SHAREHOLDERS
FROM YOUR BOARD OF TRUSTEES
Dear Fellow Shareholders:
Please join us for our 2022 Annual Meeting of Shareholders, which will be held virtually at 9:30 am. on Thursday, June 2, 2022. The business to be conducted at the meeting is explained in the attached Notice of Meeting and Proxy Statement. We believe furnishing these materials over the internet expedites your receipt of these important materials while reducing the cost and environmental impact of our annual meeting.
Despite the continued negative impact of the COVID-19 pandemic on the senior living industry in 2021, we focused on the foundational work necessary to position our portfolio for a successful transition out of the pandemic. We diversified the operations of our senior living communities, completing the transition of 107 senior living communities. We also recapitalized our joint venture that owns a two building life science complex in Boston’s Seaport district. As a result of this and a $500 million notes offering at 4.375% that we used to redeem $300 million of outstanding 6.75% senior notes and to prepay our $200 million term loan, we reduced our debt costs and enhanced our liquidity, ending the year with over $1 billion of cash on our balance sheet. As a result, we believe that we are well capitalized to continue investing in our portfolio, reduce leverage and maintain liquidity as our portfolio recovers.
We continue to monitor changing events and circumstances with an eye to managing for the global good, mitigating the negative impact on our business and best positioning us for stability and recovery when the COVID-19 pandemic is behind us. We take seriously our role in the oversight of our Company’s long term business strategy, which we believe is the best path to long term value creation for our shareholders.
We thank you for your investment in our Company and for the trust you place in us to oversee your interests in our business.
March 29, 2022
Jennifer F. Francis	David A. Pierce
John L. Harrington	Adam D. Portnoy
Lisa Harris Jones	Jeffrey P. Somers
Daniel F. LePage

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS OF DIVERSIFIED HEALTHCARE TRUST
Location: Live Webcast Accessible at https://www.viewproxy.com/ DiversifiedHealthcareTrust/ 2022 Date: Thursday, June 2, 2022 Time: 9:30 a.m., Eastern time
Agenda:
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Elect the Trustee nominees identified in the accompanying Proxy Statement to our Board of Trustees;

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Advisory vote to approve executive compensation;

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Approve the Amended and Restated 2012 Equity Compensation Plan;

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Ratify the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2022 fiscal year; and

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Transact such other business as may properly come before the meeting and at any postponements or adjournments of the meeting.

Record Date: You can vote if you were a shareholder of record as of the close of business on March 22, 2022.

Attending Our 2022 Annual Meeting:   Due to the continuing public health impact of the COVID-19 pandemic and to protect the health and well-being of our shareholders and other stakeholders, our 2022 Annual Meeting will be a completely virtual meeting of shareholders which will be conducted exclusively by webcast. No physical meeting will be held.

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Record Owners:   If you are a shareholder as of the close of business on the record date who holds shares directly, you may participate in our 2022 Annual Meeting via internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://www.viewproxy.com/DiversifiedHealthcareTrust/2022. Please have the control number located on your proxy card or voting information form available.

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Beneficial Owners:   If you are a shareholder as of the record date who holds shares indirectly through a brokerage firm, bank or other nominee, you must register in advance to attend our 2022 Annual Meeting. You will need to present evidence of your beneficial ownership of shares. You will not be able to vote your shares at our 2022 Annual Meeting without a legal proxy. Beneficial owners should complete the registration process at least three days in advance of our 2022 Annual Meeting to ensure that all documentation and verifications are in order.

Please see the accompanying Proxy Statement for additional information.
By Order of our Board of Trustees, Jennifer B. Clark Secretary March 29, 2022

PROXY STATEMENT
The Board of Trustees (our “Board”) of Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company,” “we,” “us” or “our”), is furnishing this proxy statement and accompanying proxy card (or voting instruction form) to you in connection with the solicitation of proxies by our Board for our 2022 annual meeting of shareholders. Due to the continuing public health impact of the COVID-19 pandemic and to protect the health and well-being of our shareholders and other stakeholders, our annual meeting will be held virtually via live webcast on Thursday, June 2, 2022, at 9:30 a.m., Eastern time, subject to any adjournments or postponements thereof (the “2022 Annual Meeting”). We are first making these proxy materials available to shareholders on or about March 29, 2022.
Only owners of record of our common shares of beneficial interest (“Common Shares”) as of the close of business on March 22, 2022, the record date for our 2022 Annual Meeting, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments of the meeting. Holders of Common Shares are entitled to one vote for each Common Share held on the record date. Our Common Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”). On March 22, 2022, there were approximately 238,989,994 Common Shares issued and outstanding.
The mailing address of our principal executive office is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR 2022 ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 2, 2022.
The Notice of 2022 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

PLEASE VOTE
Please vote to play a part in our future. Nasdaq rules do not allow a broker, bank or other nominee who holds shares on your behalf to vote on nondiscretionary matters without your instructions.
PROPOSALS THAT REQUIRE YOUR VOTE
PROPOSAL	MORE INFORMATION	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1 Election of Trustees	Page 22	✓ FOR	Plurality of all votes cast*
2 Advisory vote to approve executive compensation**	Page 38	✓ FOR	Majority of all votes cast
3 Approval of the Amended and Restated 2012 Equity Compensation Plan	Page 48	✓ FOR	Majority of all votes cast
4 Ratification of independent auditors**	Page 52	✓ FOR	Majority of all votes cast

*
Our Board has adopted a resignation policy pursuant to which an incumbent Trustee who fails to receive a majority of votes cast in an uncontested election will offer to resign from our Board and, in such circumstance, our Board will decide whether to accept or reject the resignation offer.

**
Non-binding advisory vote.

You can vote in advance in one of three ways:
via the internet
Visit www.proxyvote.com and enter your 16 digit control number provided in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form before 11:59 p.m., Eastern time, on June 1, 2022 to authorize a proxy VIA THE INTERNET.

by phone
Call 1-800-690-6903 if you are a shareholder of record and 1-800-454-8683 if you are a beneficial owner before 11:59 p.m., Eastern time, on June 1, 2022 to authorize a proxy BY TELEPHONE. You will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form.

by mail	Sign, date and return your proxy card if you are a shareholder of record or voting instruction form if you are a beneficial owner to authorize a proxy BY MAIL.
If the meeting is postponed or adjourned, these times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting.
PLEASE VISIT: www.proxyvote.com
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To review and download easy to read versions of our Proxy Statement and Annual Report.

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To sign up for future electronic delivery to reduce the impact on the environment.

2022 Proxy Statement	1

PROXY SUMMARY
This proxy summary highlights information which may be provided elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
ELIGIBILITY TO VOTE
You can vote if you were a shareholder of record at the close of business on March 22, 2022, the record date for our 2022 Annual Meeting.
HOW TO CAST YOUR VOTE (Page 56)
You can vote by any of the following methods:
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By Telephone or Internet. All shareholders of record can authorize a proxy to vote their shares by touchtone telephone by calling 1-800-690-6903, or through the internet at www.proxyvote.com, using the procedures and instructions described in your Notice Regarding the Availability of Proxy Materials or proxy card.

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By Written Proxy. All shareholders of record also can submit voting instructions by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice.

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Electronically at our 2022 Annual Meeting. All shareholders of record may vote electronically at the meeting. Beneficial owners may vote electronically at our 2022 Annual Meeting if they have a legal proxy.

CORPORATE GOVERNANCE PRINCIPLES (Page 4)
We pride ourselves on continuing to observe and implement best practices in our corporate governance.
SUSTAINABILITY (Page 6)
We have a long-standing commitment to our shareholders and other stakeholders to conduct our business in an environmentally and socially responsible manner.
VOTING (Page 1, 22, 38, 48 and 52)
PROPOSAL	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1 Election of Trustees	✓ FOR	Plurality of all votes cast*
2 Advisory vote to approve executive compensation**	✓ FOR	Majority of all votes cast
3 Approval of the Amended and Restated 2012 Equity Compensation Plan	✓ FOR	Majority of all votes cast
4 Ratification of independent auditors**	✓ FOR	Majority of all votes cast

*
Our Board has adopted a resignation policy pursuant to which an incumbent Trustee who fails to receive a majority of votes cast in an uncontested election will offer to resign from our Board and, in such circumstance, our Board will decide whether to accept or reject the resignation offer.

**
Non-binding advisory vote.

2	2022 Proxy Statement

PROPOSAL 1: ELECTION OF TRUSTEES (Page 22)
Upon the recommendation of our Nominating and Governance Committee, our Board has nominated John L. Harrington and Lisa Harris Jones as Independent Trustees and Jennifer F. Francis and Adam D. Portnoy as Managing Trustees. Presented below is the expected composition of our Board immediately following our 2022 Annual Meeting, assuming the election of Jennifer F. Francis, John L. Harrington, Lisa Harris Jones and Adam D. Portnoy.
NAME OF TRUSTEES	INDEPENDENT	COMMITTEE MEMBERSHIP
Jennifer F. Francis		None
John L. Harrington	✓	Audit Compensation Nominating and Governance (Chair)
Lisa Harris Jones	✓	Audit Compensation Nominating and Governance
Daniel F. LePage	✓	Audit (Chair) Compensation Nominating and Governance
David A. Pierce	✓	None
Adam D. Portnoy		None
Jeffrey P. Somers	✓	Audit Compensation (Chair) Nominating and Governance
PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (Page 38)
COMPENSATION DISCUSSION AND ANALYSIS (Page 39)
Our compensation structure is unique because of our relationship with our manager, The RMR Group LLC (“RMR”). Our business management agreement with RMR is designed to incentivize RMR to provide the highest quality services to us. Our Compensation Committee believes that our executive compensation program is appropriately designed to incentivize strong performance over the long term.
PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED 2012 EQUITY COMPENSATION PLAN (Page 48)
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS (Page 52)

2022 Proxy Statement	3

CORPORATE GOVERNANCE PRINCIPLES
AND BOARD MATTERS
Review of Corporate Governance Policies and Shareholder Engagement

Our Board is committed to upholding the values of good corporate governance. In recognition of the relationship between corporate governance and long term performance, and as a result of our ongoing engagement with our shareholders, our Board continues to proactively evaluate our corporate governance principles. Based on these principles, over the past two years our Board:
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Expanded our Board by adding two Trustees and increased the size of our Board to seven members and the percentage of our Board comprised of Independent Trustees to 71.4%;

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amended our Declaration of Trust to declassify our Board so that all of our Trustees will stand for election annually beginning with our 2023 annual meeting of shareholders, a measure which was supported by more than 71% of our shareholders;

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conducted a shareholder outreach to all of our shareholders who hold 1% or more of our Common Shares;

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retained Korn Ferry, a leading executive search and consulting firm, to identify and vet candidates to expand and refresh our Board; and

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enhanced our compensation and sustainability disclosure and reporting in response to shareholder feedback.

This year, our Board continued to engage Korn Ferry to assist in board refreshment and expansion. We also conducted a shareholder outreach to all of our shareholders who hold 1% or more of our Common Shares and actively engaged with shareholders who hold more than 37% of our Common Shares.
We appreciate your support of our Board on these initiatives.
Board Composition, Expansion and Refreshment

We are currently governed by a seven member Board of Trustees, including five Independent Trustees and two Managing Trustees. In 2020, with the support of more than 71% of our shareholders, we amended our Declaration of Trust to declassify our Board. Beginning with our 2021 Annual Meeting, the Trustees whose terms expire at an annual meeting will stand for election at the meeting for one-year terms and all Trustees will stand for election at the 2023 annual meeting of shareholders and, thereafter, for one-year terms.
Ensuring our Board is comprised of Trustees who bring diverse viewpoints and perspectives, have a variety of skills, professional experience and backgrounds and effectively represent the long term interests of our shareholders is a top priority of our Board and our Nominating and Governance Committee. Our Board continues to actively evaluate its composition. Our Board’s expansion and refreshment activities have increased the ratio of Independent Trustees to Managing Trustees, created more skill mix and diversity and ensured a smooth transition as Trustees retire from our Board. Our Nominating and Governance Committee and our Board have an ongoing engagement with Korn Ferry, a leading executive search and consulting firm, to act as an advisor and to assist our Nominating and Governance Committee in:
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identifying and evaluating potential trustee candidates;

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creating an even playing field among candidates identified regardless of source;

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using the criteria, evaluations and references to prioritize candidates for consideration regardless of source; and

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assisting in attracting and vetting candidates.

Process for Selecting Trustees

Our Nominating and Governance Committee screens and recommends candidates for nomination by our full Board. Our Nominating and Governance Committee is assisted with its recruitment efforts by its ongoing

4	2022 Proxy Statement

engagement with Korn Ferry, which recommends candidates that satisfy our Board’s criteria. They also provide research and pertinent information regarding candidates, as requested.
ISG Corporate Governance Framework

We follow the Investor Stewardship Group’s (“ISG”) Corporate Governance Framework for U.S. Listed Companies, as summarized below:
ISG Principle	Our Practice
Principle 1: Boards are accountable to shareholders.
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We amended our Declaration of Trust to declassify our Board. Beginning in 2023, all of our Trustees will stand for election annually.

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We adopted a proxy access bylaw.

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We have a resignation policy pursuant to which an incumbent Trustee who fails to receive a majority of votes cast in an uncontested election will offer to resign from our Board and, in such circumstance, our Board will decide whether to accept or reject the resignation offer.

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest.	• We do not have a dual class structure; each shareholder gets one vote per share.
Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.
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In 2021, our proactive shareholder outreach extended to all of our shareholders who hold 1% or more of our Common Shares. We had active engagements with shareholders owning 37.33% of our Common Shares.

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Our engagement topics included the impact of the COVID-19 pandemic on our business, governance reform priorities, sustainability and social strategy, Board composition, leadership and refreshment, succession planning and executive compensation program disclosure.

Principle 4: Boards should have a strong, independent leadership structure.
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 We have a Lead Independent Trustee with clearly defined duties and robust responsibilities that are disclosed to shareholders.

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Our Board considers the appropriateness of its leadership structure at least annually.

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We have strong Independent Committee Chairs.

2022 Proxy Statement	5

ISG Principle	Our Practice
Principle 5: Boards should adopt structures and practices that enhance their effectiveness.
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71.4% of Board members are independent.

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Our Board includes members of underrepresented communities and is comprised of 28.6% women and 14.3% African American.

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We have an active Board refreshment plan, including an ongoing engagement with an executive search and consulting firm to identify and evaluate candidates to expand and refresh our Board; four new Board members have joined our Board in the last five years.

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Our Trustees then in office attended at least 75% of all Board and applicable committee meetings in 2021, and each of our Trustees then in office attended the 2021 annual meeting of shareholders.

Principle 6: Boards should develop management incentive structures that are aligned with the long term strategy of the company.
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Our Compensation Committee annually reviews and approves incentive compensation program design, goals and objectives for alignment with compensation and business strategies.

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Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted the 2012 Equity Compensation Plan (the “Share Award Plan”) to reward our named executive officers and other employees of RMR who provide services to us and to align their interests with those of our shareholders.

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RMR’s compensation is tied to our performance.

Shareholder Engagement and Outreach

We conduct shareholder outreach throughout the year to engage with shareholders on issues important to them. Our Board receives reports on this engagement as well as any specific issues to be addressed.
Sustainability

Overview.    Our business strategy for our life science and medical office portfolio (our “Office Portfolio”) incorporates a focus on sustainable approaches to operating these properties in a manner that benefits our shareholders, tenants and the communities in which we are located. We seek to operate those properties in ways that improve the economic performance of their operations, while simultaneously ensuring tenant comfort and safety and managing energy and water consumption, as well as greenhouse gas emissions.
Our strategy for our senior housing operating portfolio (“SHOP”) is to work with our SHOP managers, to prioritize the safety and well-being of our residents, while also seeking to maximize the operating efficiencies of our senior living communities.
Our environmental, social and governance initiatives for our Office Portfolio are primarily implemented by our manager, RMR, and for our SHOP, by our operators, including Five Star Senior Living (“Five Star”), an operating division of AlerisLife Inc. (“ALR”), and focus on a complementary set of objectives, including the following:

6	2022 Proxy Statement

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Responsible Investment: We seek to invest capital in our properties that both improves environmental performance and enhances asset value. During the acquisition of properties, RMR assesses, among other things, environmental sustainability opportunities and physical and policy driven climate related risks as part of the due diligence process.

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Environmental Stewardship: We seek to improve the environmental footprint of our properties, including by reducing greenhouse gas emissions, energy consumption and water usage, especially when doing so may reduce operating costs and enhance the properties’ competitive position. As a result of these ongoing efforts RMR has helped in generating the following portfolio-wide achievements for our Office Portfolio:

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Certifying more than 2.4 million square feet across 19 properties through the Environmental Protection Agency’s (“EPA”) ENERGY STAR® program, an increase in certified square feet of 60% compared to 2020;

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Benchmarking 24.5 million square feet across 249 properties, using the EPA’s ENERGY STAR® portfolio manager tool;

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Our ownership of 1.8 million square feet of Leadership in Energy and Environmental Design (“LEED”) certified properties, a certification program by the U.S. Green Building Council that recognizes performance in location and planning, sustainable site development, water savings, energy efficiency, materials selection, waste reduction, indoor environmental quality, innovative strategies and attention to priority regional issues. 1.7 million square feet is certified to a LEED Gold level; and

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Earning recognition as a Gold-Level 2021 Green Lease Leader by the U.S. Department of Energy’s Better Buildings Alliance and the Institute for Market Transformation for leasing activities that include lease clauses that promote energy efficiency and increased collaboration between tenant and landlord aiming to reduce the carbon footprint and operating costs of our properties.

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Quality of the Resident Experience in our SHOP properties: Our operators provide comprehensive resident enrichment programs and memory care programming designed to provide our memory care residents fulfilling lives and positive experiences at our communities.

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Investments in Human Capital: We have no employees of our own. We rely on our manager, RMR, to hire, train, and develop a workforce that meets the needs of our business, contributes positively to our society and helps reduce our impact on the natural environment.

RMR
RMR employs approximately 600 real estate professionals across the United States. In 2021, RMR was recognized by The Boston Globe for the second consecutive year as one of The Top Places to Work in Massachusetts in the Large Employers category, received the Excellence Award from the Institute of Real Estate Management, and was recognized by the EPA as an “ENERGY STAR Partner of the Year, Sustained Excellence.” In 2020, RMR was recognized by the Boston Business Journal as the “Fastest Growing Middle Market Company in Massachusetts,” and by Commercial Property Executive as 9th in its list of Top Commercial Property Management Companies. In 2019, RMR received the Real Estate Management Excellence Award for Employee & Leadership Development from the Institute of Real Estate Management and was ranked 75th on Fortune Magazine’s list of 100 fastest growing companies.
RMR’s recruiting programs, on-boarding, retention programs and its development and training programs currently include the following:
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LiveWell Employee Wellness Program: RMR’s LiveWell program has steadily gained traction since it was launched in 2016 with the goal of providing resources and incentives to enhance employees’ physical, emotional and financial wellness. LiveWell includes a range of educational presentations, webinar series and wellness competitions.

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Managing with Impact: Since 2016, RMR hosted Managing with Impact workshops for managers throughout the company to expand their perspectives and increase their confidence as a new manager. Within their first year, managers complete the workshop and learn how to effectively delegate, solve problems and give meaningful performance feedback.

2022 Proxy Statement	7

○
Tuition Reimbursement Program: RMR offers tuition assistance up to $20,000 annually for work-related education from accredited colleges and universities in order to deepen employees’ skillsets and support personal enrichment.

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Accelerated Women in Leadership Program: RMR’s Accelerated Women in Leadership Program (“AWLP”) is a targeted learning experience that helps women strengthen and leverage their contribution and impact as professionals and leaders. Participants explore a variety of topics that help them manage biases that can be limiting, strengthen their executive presence, influence and negotiate more effectively, and integrate work and home life. In 2020 and 2021, two cohorts of women professionals participated in AWLP. A third cohort kicked off in the first quarter of 2022.

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Next Generation Executive Program: In 2021 and 2022, RMR is sponsoring three rising leaders in The Partnership, Inc.’s Next Generation Executive Program (“NGE”). Admission to NGE is highly competitive and limited to a select group of America’s most promising multicultural leaders. The program prepares future leaders to meet the unique challenges facing today’s senior executive. Program areas include strategic innovation, organizational change, operating in a global market, team leadership and executive resiliency.

RMR also prioritizes on-going education and training for all employees across their organization as follows:
○
Engineering Development Program: Given the increasing challenges within the real estate industry of attracting a qualified and diverse pool of engineers throughout the country, RMR made it a strategic focus to develop the next generation of qualified building engineers. RMR’s Engineering Development Program standardizes the recruitment and development of engineering candidates to prepare them for open positions and to plan for future engineering needs. RMR recruits from various trade schools and job fairs to identify candidates for the two-year program with a curriculum that includes specific onboarding plans for training in electrical, HVAC, or plumbing trades and covers a range of essential engineering staff development topics.

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Industry Associations & Credentials: In order to further their professional development, many of RMR’s employees seek out credentials and association memberships, with any membership costs reimbursed by RMR. Examples of credentials and association memberships include: Building Owners and Managers Association Membership and Event Participation, Certified Property Manager, Certified Public Accountant, National Association of Industrial and Office Properties, LEED Accredited Professional, Certified Energy Manager and Fitwel Ambassador.

SHOP Managers
All SHOP managers strive to provide a high quality workplace experience and competitive total rewards program for their team members. An overview of ALR’s employee programs is included below.
ALR
As of February 18, 2022, ALR had approximately 10,400 team members, including approximately 6,800 full time and 3,600 part-time. ALR’s team member engagement initiatives align with its goal of being an employer of choice with a thriving workforce that encourages career enrichment and positions it for growth. ALR’s recruiting programs, on-boarding and retention programs and development and ongoing training programs currently include the following:
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Team Member Total Rewards: ALR provides team members a competitive total rewards program that includes competitive salaries and a broad range of sponsored benefits such as a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off and tuition assistance.

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Team Member Engagement: Management reviews team member engagement and satisfaction surveys to monitor employee morale and receive feedback on a variety of issues.

8	2022 Proxy Statement

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Rewards: ALR rewards team members for innovation and productivity. It has several recognition programs for team members at various levels of the organization.

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Tuition Reimbursement Program: ALR offers tuition assistance for work-related education from accredited colleges and universities in order to deepen team members’ skill sets and support personal enrichment.

ALR also prioritizes ongoing education and training for all team members across the organization as follows:
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Training and Development: ALR offers a robust learning management platform to provide training and development opportunities to all team members.

○
Industry Associations & Credentials: In order to further their professional development, many of ALR’s team members seek out credentials or hold professional licenses and association memberships. Examples of credentials, professional licenses and association memberships include: Medical License, Licensed Practical Nurse, Registered Nurse, Certified Medical Assistants, Certified Physical and Occupational Therapists, Speech-Language Pathologist, Certified Fitness Trainers, Cardiopulmonary resuscitation certifications (CPR), First Aid Certification, Law License and Certified Public Accountant accreditations.

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Corporate Citizenship: We seek to be a responsible corporate citizen and to strengthen the communities in which we own properties through our policies and charitable giving. RMR regularly encourages its employees to engage in a variety of charitable and community programs, including participation in a RMR company-wide service day and a charitable giving matching program.

•
Diversity & Inclusion: We value a diversity of backgrounds, experience and perspectives. Our Board is comprised of 28.6% women and 14.3% members of underrepresented communities. We have no employees of our own but our manager, RMR, is an equal opportunity employer with all qualified applicants receiving consideration for employment without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, disability or protected veteran status. RMR is committed to racial equality and fostering a culture of diversity and inclusion. As of September 30, 2021, 37% and 27% of RMR’s employees were female and members of underrepresented communities, respectively. As of December 31, 2021, approximately 78% and 55% of ALR’s approximately 10,700 team members were female and members of underrepresented communities, respectively.

RMR has made diversity and inclusion an important part of its hiring, retention and development programs. RMR has enhanced its hiring policies to support increasing diversity within its workforce. For every open position not filled by internal candidates, hiring managers are required to have at least one qualified woman or member of underrepresented community candidate in the final round interviews before an offer is extended to fill the position. A RMR manager who is a woman and/or member of an underrepresented community is required to be part of the final round interview team. In addition, RMR works with strategic industry partners like Commercial Real Estate Women (CREW) and The Partnership, Inc. for posting new positions and supporting multicultural professionals.
To Learn more about RMR’s and our sustainability initiatives, visit www.rmrgroup.com/corporate-sustainability.
Sustainability Accounting Metrics.   The following disclosures are informed by the guidance of the Sustainability Accounting Standards Board (“SASB”) Industry Standard for Real Estate Version 2018-10. To the extent an accounting metric, as defined by the SASB Standard, is not applicable to our portfolio or data to report on the applicable accounting metric is not available to us, we have not made any disclosure.
For the following disclosures, our properties are reported in two segments, our Office Portfolio and SHOP and is consistent with how these properties and our operating results are presented in our other Securities and Exchange Commission (“SEC”) filings. The information presented is as of December 31, 2021, unless otherwise noted. Additionally, for all sustainability accounting metrics, Same Property includes properties owned continuously since January 1, 2020 and excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any, and two life science properties containing 1.1 million square feet that are owned in a joint venture arrangement in which DHC owns a 20% equity interest.
In 2020 and 2021 the COVID-19 pandemic, along with local, state and Federal social distancing recommendations, created an environment of reduced building utilization. This lower property utilization is

2022 Proxy Statement	9

evident in the presented sustainability metrics below. It is our expectation that, in a post-pandemic environment, as businesses return to normal and our property utilization improves, the energy and water consumption of our properties may increase above 2020 or 2021 levels.
I.
Energy management integration discussion (SASB Accounting Metric Code: IF-RE-130a.5):

RMR deploys on our behalf energy management best practices at our Office Portfolio, which include:
○
Centralized utility bill processing and payment system;

○
ENERGY STAR® benchmarking and certifications;

○
Real-time energy monitoring;

○
Daytime and nighttime energy audits;

○
Light Emitting Diodes (LED) lighting upgrades;

○
Annual energy engagement competitions;

○
Energy performance training for property operations teams;

○
Utilize green lease language, where possible, to promote mutual commitment to environmentally friendly practices and operational efficiencies with our tenants;

○
Energy performance review for end-of-life heating, ventilation and air conditioning (HVAC) equipment replacements; and

○
Capital deployment dedicated to generating returns on energy efficiency upgrades.

As a result of these energy management efforts, we have reduced energy and water usage helping to generate both economic and environmental benefits.
Sections II, III and IV below provide SASB-aligned energy-related metrics.
II.
Energy consumption data coverage as a percentage of total floor area, by property subsector (SASB Accounting Metric Code: IF-RE-130a.1):

The following illustrates energy data available as compared to the total population of our properties, by subsector.

Energy Data Percent Coverage
100%
75%
50%
25%
0%
Office Portfolio
SHOP
% Coverage

A majority of the properties not included in the percentage of square feet covered are properties where tenant manages energy utility accounts directly and data is not currently shared with us.

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III.
Total energy consumed in gigajoules (GJ) by portfolio area with data coverage, percentage grid electricity and percentage renewable, by subsector (SASB Accounting Metric Codes: IF-RE-130a.2).

Energy Consumption and Percent Grid Electricity
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Consumption (GJ)
100%
75%
50%
25%
0%
% Grid Electricity
Office Portfolio
SHOP
2021 Energy
% Grid Electricity

None, or 0%, of the renewable energy consumed was directly purchased through power purchase agreements or by other explicit contractual means. Approximately 19.6% and 11.2% of the total energy consumed for Office Portfolio and SHOP, respectively, was renewable by default using location-based calculation methodology for grid electricity.
IV.
Same Property percentage change in energy consumption for the portfolio area with data coverage, by subsector (SASB Accounting Metric Code: IF-RE-130a.3).

Same Property Energy Consumption and Percent Change
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Consumption (GJ)
1.9% reduction.
9.2% reduction.
Office Portfolio
SHOP
2020
2021

2022 Proxy Statement	11

V.
Percentage of eligible portfolio that (i) has obtained an energy rating and (ii) is certified to ENERGY STAR®, by subsector (SASB Accounting Metric Code: IF-RE-130a.4):

Energy Ratings: Percent Rated and Certified
100%
75%
50%
25%
0%
% with Energy Rating
% ENERGY STAR Certified

See SASB Accounting Metric Code 130a.5 in Section I for a description of how building energy management considerations are integrated into property investment analysis and operational strategy.
VI.
Water management integration discussion (SASB Accounting Metric Code: IF-RE-140a.4):

On our behalf, RMR supports water management practices at our Office Portfolio that reduce operating costs as well as our impact on the consumption of natural resources. Water usage is managed by benchmarking water performance to establish a baseline and to measure performance improvements resulting from conservation measures. Water benchmarking is performed through the EPA’s ENERGY STAR® Portfolio Manager online platform.
Some cities and states in which we own properties require annual whole-building energy and water use disclosure. In these jurisdictions, RMR engages with tenants to collect and report any direct tenant-paid energy and water consumption for our Office Portfolio.
RMR also routinely implements water efficiency and water use reduction projects for our Office Portfolio, which include upgrades to indoor plumbing fixtures, low-flow water closets and urinals, low-flow flush valves, low-flow automatic faucet controls, low-flow faucet aerators and shower heads, water-efficient landscaping and cooling tower water management.
Sections VII, VIII and IX below provide SASB-aligned water-related metrics.

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VII.
Water withdrawal data coverage in square feet and as a percentage of total floor area and percentage in regions with High or Extremely High Baseline Water Stress (“BWS”), by subsector (SASB Accounting Metric Codes: IF-RE-140a.1):

Water Data Coverage
100%
75%
50%
25%
0%
% Coverage
Office Portfolio
SHOP
% Coverage
% Coverage in High or Extremely High BWS

Baseline Water Stress measures total annual water withdrawals (municipal, industrial, and agricultural) expressed as a percent of the total annual available flow. Higher values indicate more users are competing for limited water supplies.
VIII.
Total water withdrawn by portfolio area with data coverage and percentage in regions with High or Extremely High Baseline Water Stress, by subsector (SASB Accounting Metric Code: IF-RE-140a.2).

Water Withdrawn and Percent in High or Extremely High Baseline Water Stress Areas
Water Withdrawn (meters³ x1000)
2,500
2,000
1,500
1,000
500
0
100%
75%
50%
25%
0%
Office Portfolio
SHOP
Water Withdrawn
% in High or Extremely High BWS

2022 Proxy Statement	13

IX.
Same Property percentage change in water withdrawn for portfolio area with data coverage, by subsector (SASB Accounting Metric Code: 140a.3).

Same Property Water Withdrawn and Percent Change
Water Withdrawn (meters³ x1000)
2,500
2,000
1,500
1,000
500
0
8.5% reduction
10.8% reduction
Office Portfolio
SHOP
2020
2021

X.
Description of approach to measuring, incentivizing, and improving sustainability impacts of tenants (SASB Accounting Metric Code: IF-RE-410a.3):

On our behalf, RMR seeks to provide best-in-class Office Portfolio operations and healthy, efficient environments for our tenants and encourage continual engagement that promotes long-lasting relationships and sustainable behaviors.
RMR has internal policies that govern environmentally responsible property operations. We also utilize green lease language, where possible, to promote mutual commitment to environmentally friendly practices and operational efficiencies with our tenants. These efforts earned us Green Lease Leader recognition in 2021.
RMR prioritizes LEED certification and recertification projects by reviewing a variety of sustainability and leasing criteria such as high ENERGY STAR® scores and access to public transportation and near-by amenities. We believe that taking the initiative to submit for and attain LEED certification adds value to our properties and enhances tenant satisfaction, which reflects our commitment to environmental sustainability.

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XI.
Area of properties located in FEMA Special Flood Hazard Areas or foreign equivalent, by subsector (SASB Accounting Metric Code: IF-RE-450a.1):

FEMA Special Flood Hazard Area
2,000,000
1,500,000
1,000,000
500,000
0
Square Feet
Office Portfolio
SHOP

XII.
Description of climate change risk exposure analysis, degree of systematic portfolio exposure, and strategies for mitigating risks (SASB Accounting Metric Code: IF-RE-450a.2):

We define climate change resilience as our ability to anticipate, prepare for and recover from adverse physical climate activity such as increased severity of acute weather events and chronic changes to weather patterns as well as identify and plan for climate-related transitional activities such as changes in policy and market-driven expectations.
In preparation for and in response to property-level natural hazards, RMR utilizes dynamic geographic mapping tools which allows them to quickly assess the risk to our Office Portfolio from the rapidly changing natural hazards related to coastal and river flooding.
In advance of a natural hazard event, RMR directs resources to our Office Portfolio identified as potentially impacted through these mapping tools. The resources made available include access to senior management and mobilization of equipment and personnel. Rapid response personnel may also be directed to properties after a weather event has occurred.
Properties susceptible to inundation from flood waters are evaluated routinely. The evaluation may include implementing tenant and local agency coordination protocols, property incident response plan reviews, insurance provider assessments and the implementation of physical protection elements, such as flood protection barriers.
We routinely utilize technology to evaluate our properties for energy and water performance. Such activities support lower operating expenses, improve comfort for our tenants and reduce our exposure to impacts from policies targeting greenhouse gas emissions.
Our portfolio strategy includes the development of hazard and vulnerability assessments of our existing properties and scenario planning and economic risk reviews of property development opportunities over long-term ownership periods. In 2021 RMR, in coordination with a third-party consultant, began physical climate scenario analyses for substantially all our properties. The climate scenario assessments under evaluation include current physical climate risk exposure and assessments of future physical climate risk exposure models that consider a “business as usual” approach, a 2.0°C emissions mitigation approach in line with the Paris Climate Agreement and a

2022 Proxy Statement	15

“middle” approach, all based on the Intergovernmental Panel on Climate Change (IPCC) sixth assessment Representative Concentration Pathways (“RCP”) 8.5, 2.6, and 4.5, respectively. The outcome of these assessments will include qualitative exposures to long term acute and chronic climate risks for future climate. We anticipate this information will aid in ensuring investment strategies and operational protocols are effective in mitigating future physical climate risk.
Key Responsibilities of Our Board

Oversight of Strategy	Oversight of Risk	Succession Planning

✓
Our Board oversees and monitors strategic planning.

✓
Business strategy is a key focus of our Board and embedded in the work of Board committees.

✓
Company management is charged with executing business strategy and provides regular performance updates to our Board.

✓
Our Board oversees risk management.

✓
Board committees, which meet regularly and report back to our full Board, play significant roles in carrying out the risk oversight function.

✓
Company management is charged with managing risk, through robust internal processes and effective internal controls.

✓
Our Board oversees succession planning and talent development for senior executive positions.

✓
Our Nominating and Governance Committee makes an annual report to our Board on succession planning.

✓
In the event of a succession, our entire Board may work with our Nominating and Governance Committee, or the Independent Trustees, as applicable, to nominate and evaluate potential successors.

Our Board’s Role in Oversight of Risk Management

Our Board is elected by our shareholders to, among other things, oversee our business and long term strategy. As part of fulfilling its responsibilities, our Board oversees the maintenance of appropriate financial and other internal controls and our compliance with applicable laws and regulations. Inherent in these responsibilities is our Board’s understanding and oversight of the various risks we face. Our Board considers that risks should not be viewed in isolation and should be considered in virtually every business decision and as part of our business strategy.
Our Board oversees risk as part of its general oversight of our Company. Oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. Our day to day business is conducted by our manager, RMR, and RMR and our officers and Director of Internal Audit are responsible for incorporating risk management in their activities. Our Director of Internal Audit reports to our Audit Committee and provides us with advice and assistance with our risk management function.
In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided by RMR and other service providers, including:
•
reports on market and industry conditions;

•
reports on the impact of the COVID-19 pandemic on our business;

•
operating and regulatory compliance reports;

•
financial reports;

•
reports on risk management and our Environmental, Social and Governance activities and initiatives;

•
regulatory and legislative updates that may impact us;

16	2022 Proxy Statement

•
reports on the security of our information technology processes and our data; and

•
legal proceedings updates and reports on other business related matters.

Our Board and Board committees discuss these matters among themselves and with representatives of RMR, our officers, our Director of Internal Audit, legal counsel, our independent auditors and other professionals, as appropriate.
Our Audit Committee takes a leading role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management, including cybersecurity, and our compliance with legal and regulatory requirements. Our Board and Audit Committee review reports annually from our independent auditors regarding potential risks, including risks related to our internal control over financial reporting, and at other times, as may be warranted. Our Audit Committee also annually reviews and approves an internal audit plan developed by our Director of Internal Audit and oversees its execution with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes on an annual basis. Our Audit Committee meets at least quarterly and reports its findings and results of its monitoring activities and oversight on our financial reporting, internal audit function, risk management, including cybersecurity, and our compliance with legal and regulatory requirements, as applicable, to our Board. Our Audit Committee also meets quarterly with our Director of Internal Audit to review the results of our internal audits and receive reports, and directs or recommends to our Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management, including cybersecurity, as it determines appropriate.
Our Audit Committee considers risks related to cybersecurity, and receives annual reports from our management regarding cybersecurity risks and countermeasures being undertaken or considered by us, including updates on the internal and external cybersecurity landscape and relevant technical developments, and more frequent reports as it may direct or as warranted. RMR has conducted an external assessment of its cybersecurity controls using a qualified third party. In addition, RMR’s cybersecurity program is aligned to the National Institute of Standards and Technology Cybersecurity Framework. RMR conducts annual data security education and testing for its employees, including RMR employees who provide services to us, in addition to unannounced email penetration testing and phishing exercises.
Our Compensation Committee whose duties are detailed in its charter, among other duties, evaluates the performance of our Director of Internal Audit and RMR’s performance under our business and property management agreements, including any perceived risks created by compensation arrangements. Also, our Compensation Committee and our Board consider that we have a share award program that requires share awards to executive officers to vest over a period of years. We believe that the use of share awards vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages management to make long term and appropriately risk balanced decisions.
It is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for us to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our ability to manage risk is subject to substantial limitations.
To learn more about the risks we face, you can review the matters discussed in Part I, Item 1A. “Risk Factors” and “Warning Concerning Forward-Looking Statements” in our Annual Report to Shareholders for the fiscal year ended December 31, 2021 (the “Annual Report”). The risks described in the Annual Report are not the only risks we face. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.
Trustee Independence

Under the corporate governance listing standards of the Nasdaq and our governing documents, our Board must consist of a majority of Independent Trustees. Under our governing documents, Independent Trustees are Trustees who are not employees of RMR, are not involved in our day to day activities and who meet the qualifications for independence under the applicable rules of the Nasdaq and the Securities and Exchange Commission (the “SEC”).

2022 Proxy Statement	17

Our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees or trustees or directors of our subsidiaries. In making independence determinations, our Board observes the Nasdaq and SEC criteria, as well as the criteria set forth in our governing documents. When assessing a Trustee’s relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee’s standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation. Based on this review, our Board has determined that John L. Harrington, Lisa Harris Jones, Daniel F. LePage, David A. Pierce and Jeffrey P. Somers currently qualify as independent trustees under applicable Nasdaq and SEC criteria and as Independent Trustees under our governing documents. In making these independence determinations, our Board reviewed and discussed additional information provided by us and the Trustees with regard to each of the Trustees’ relationships with us, RMR or The RMR Group Inc. (“RMR Inc.”), the managing member of RMR, and the other companies to which RMR provides management services (the “RMR Clients”). Our Board has concluded that none of these five Trustees possessed or currently possesses any relationship that could impair his, her or their judgment in connection with his, her or their duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable Nasdaq and SEC standards.
Executive Sessions of Independent Trustees

Pursuant to our Governance Guidelines, our Independent Trustees are expected to meet at least twice per year in regularly scheduled meetings at which only Independent Trustees are present. Our Independent Trustees also meet separately with our officers, with our Director of Internal Audit and with our independent auditors. The presiding Trustee for purposes of leading Independent Trustee sessions will be the Lead Independent Trustee, unless the Independent Trustees determine otherwise.
Board Leadership Structure

All Trustees play an active role in overseeing our business both at our Board and committee levels. As set forth in our Governance Guidelines, the core responsibility of our Trustees is to exercise sound, informed and independent business judgment in overseeing our Company and our strategic direction. Our Trustees are skilled and experienced leaders and currently serve or have served in government, as members of senior management in public and private for profit and nonprofit organizations and law firms, and have also served in academia. Our Trustees may be called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of our officers and advisers. Our Board is small, which facilitates informal discussions and communication from management to our Board and among Trustees.
Adam Portnoy serves as Chair of our Board. Our Board believes that Mr. Portnoy’s leadership of RMR and extensive familiarity with our day to day business provide valuable insight for our Board.
Five of our Trustees, including two of our Trustee nominees for election at our 2022 Annual Meeting, are independent under the applicable Nasdaq and SEC criteria and our governing documents. All of the members of our Audit Committee, Nominating and Governance Committee and Compensation Committee are independent under the applicable listing requirements and rules of the Nasdaq and other applicable laws, rules and regulations, including those of the SEC. As set forth in our governing documents, two of our Trustees are Managing Trustees, persons who have been employees, officers or directors of RMR or RMR Inc., or who have been involved in our day to day activities for at least one year prior to his, her or their election as Trustees.
Lead Independent Trustee

We have a Lead Independent Trustee who is selected annually by the vote of a majority of our Independent Trustees. Currently, Ms. Harris Jones serves as our Lead Independent Trustee. Our Lead Independent Trustee has well-defined, robust responsibilities that include:
•
presiding at all meetings of our Board at which the Chair or a Managing Trustee is not present;

•
presiding at all meetings and executive sessions of the Independent Trustees;

•
having the authority to call meetings of the Independent Trustees or executive sessions of the Independent Trustees;

18	2022 Proxy Statement

•
serving as the principal liaison between the Independent Trustees and the senior management team;

•
arranging, together with the Chair of our Board, for appropriate information (including quality and quantity) to be timely provided to our Board and the Independent Trustees;

•
assisting our Compensation Committee in its annual evaluation of the performance of our management and of our manager, RMR;

•
assisting with setting Board meeting agendas and arranging meeting schedules, including to ensure that there is sufficient time for discussion of all agenda items;

•
considering suggestions for meeting agenda items from other Independent Trustees;

•
authorizing the retention of advisors and consultants who report directly to the Independent Trustees when appropriate; and

•
if requested, and in coordination with the Chair of our Board and our management, being reasonably available for consultation and direct communication with shareholders.

Code of Business Conduct and Ethics and Committee Governance

Our Board is committed to corporate governance that promotes the long term interests of our shareholders. Our Board has established Governance Guidelines that provide a framework for effective governance. Our Board regularly reviews developments in corporate governance and updates our Governance Guidelines and other governance materials as it deems necessary and appropriate.
We have also adopted a Code of Business Conduct and Ethics (the “Code”) to, among other things, provide guidance to our and RMR’s board members, officers and in the case of RMR, employees, and ensure compliance with applicable laws and regulations.
Our Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee, Compensation Committee and Nominating and Governance Committee each have a written charter, and each Board committee reviews its written charter on an annual basis to consider whether any changes are required.
Our corporate governance materials are available for review in the governance section of our website, including our Governance Guidelines, the charter for each Board committee, the Code, information about how to report concerns or complaints about accounting, internal accounting controls or auditing matters and any violations or possible violations of the Code, and how to communicate with our Trustees. To access these documents on our website visit www.dhcreit.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code that apply to the principal executive officer, principal financial officer or controller, or persons performing similar functions, by posting such information on our website.
Trustee Resignation Policy

Our Governance Guidelines provide that if an incumbent Trustee does not receive a majority of the votes cast in an uncontested election, the Trustee will offer to resign from our Board. In such circumstance, our Nominating and Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation offer, or whether other action should be taken. Our Board will act on the resignation offer taking into account the recommendation of our Nominating and Governance Committee and make its decision within 90 days following the certification of the election results.
Prohibition on Hedging

Our Insider Trading Policies and Procedures expressly prohibit members of our Board and our officers from engaging in hedging transactions involving our securities.

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Recommendations for Trustees

Shareholders who would like to recommend a Trustee nominee should submit their recommendations in writing by mail to the Chair of our Nominating and Governance Committee, c/o Diversified Healthcare Trust, Secretary, at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@dhcreit.com. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the shareholder and the candidate for more information. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Recommendations by shareholders will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates it considers.
Communications with Our Board

Our Board has established a process to facilitate communication by shareholders and other stakeholders with our Trustees. Communications should be addressed to our Trustees in care of the Secretary, Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@dhcreit.com.
Shareholder Nominations and Other Proposals

Deadline to Submit Proposals pursuant to Rule 14a-8 for the 2023 Annual Meeting of Shareholders: Shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive office on or before November 29, 2022 in order to be eligible to be included in the proxy statement for the 2023 annual meeting of shareholders; provided, that, if the date of the 2023 annual meeting of shareholders is more than 30 days before or after June 2, 2023, such a proposal must be submitted within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials in certain circumstances or if conditions specified in the rule are not met.
Deadline to Submit Trustee Proxy Access Nominations for the 2023 Annual Meeting of Shareholders: Under our proxy access bylaw, a shareholder or a group of up to 20 shareholders owning at least three percent of our outstanding Common Shares continuously for at least three years may nominate and include in our proxy materials for the 2023 annual meeting of shareholders Trustee nominees constituting up to the greater of two nominees or 20% of the number of Trustees serving on our Board. In addition, the shareholder(s) and nominee(s) must satisfy the informational, documentation and other requirements specified by Section 2.18 of our Bylaws. Notice of a proxy access nomination for consideration at our 2023 annual meeting of shareholders must be received at our principal executive office not later than 5:00 p.m., Eastern time, on November 29, 2022 and not earlier than October 30, 2022.
Deadline to Submit Other Nominations and Proposals for the 2023 Annual Meeting of Shareholders under our Bylaws: To be timely, shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act and outside of the proxy access bylaw at the 2023 annual meeting of shareholders must be received by our Secretary at our principal executive office, in accordance with the requirements of our Declaration of Trust and Bylaws, not later than 5:00 p.m., Eastern time, on November 29, 2022 and not earlier than October 30, 2022; provided, that, if the date of the 2023 annual meeting of shareholders is more than 30 days earlier or later than June 2, 2023, then a shareholder’s notice must be so delivered not later than 5:00 p.m., Eastern time, on the tenth day following the earlier of the day on which (i) notice of the date of the 2023 annual meeting of shareholders is mailed or otherwise made available or (ii) public announcement of the date of the 2023 annual meeting of shareholders is first made by us. Shareholders making such a nomination or proposal must comply with the advance notice and other requirements set forth in our Bylaws, which include, among other things, requirements as to the shareholder’s timely delivery of advance notice, continuous requisite ownership of Common Shares, holding of a share certificate for such shares at the time of the advance notice and submission of specified information.

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The foregoing description of the deadlines and other requirements for shareholders to submit a nomination for election to our Board or a proposal of other business for consideration at an annual meeting of shareholders is only a summary and is not a complete listing of all requirements. Copies of our Declaration of Trust and Bylaws, including the requirements for proxy access or other shareholder nominations and other shareholder proposals, may be obtained by writing to our Secretary at Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC’s website, www.sec.gov. Any shareholder considering making a nomination or proposal should carefully review and comply with those provisions.

2022 Proxy Statement	21

PROPOSAL 1: ELECTION OF TRUSTEES
Upon the recommendation of our Nominating and Governance Committee, our Board has nominated John L Harrington and Lisa Harris Jones as Independent Trustees and Jennifer F. Francis and Adam D. Portnoy as Managing Trustees. Each Trustee nominee currently serves on our Board and Ms. Francis currently serves as our President and Chief Executive Officer.
If elected, each nominee would serve until our 2023 annual meeting of shareholders and until his, her or their successor is duly elected and qualifies, subject to the individual’s earlier death, resignation, retirement, disqualification or removal.
We expect that each Trustee nominee will be able to serve if elected. However, if a Trustee nominee should become unable or unwilling to serve, proxies may be voted for the election of a substitute nominee designated by our Board.
Board of Trustees’ Qualifications and Experience
Our Trustees have a great diversity of experience and bring to our Board a wide variety of skills, qualifications, viewpoints and backgrounds that strengthen their ability to carry out their oversight role on behalf of our shareholders.
DIVERSITY OF SKILLS AND EXPERIENCES
Risk oversight/management expertise	Familiarity with the public capital markets
Accounting and finance, including a high level of financial literacy and understanding of the impact of financial market trends on the real estate industry	Knowledge of the asset management industry, commercial real estate (“CRE”) industry and real estate investment trusts (“REITs”), including medical office, life sciences and senior living markets
Corporate Governance	Understanding of healthcare policy, trends and regulations, and medical office, life science and healthcare business trends
Sustainability	Service on other public company boards and committees
Experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing
CORE QUALIFICATIONS AND EXPERIENCES
High standards of integrity and ethics	Diverse perspectives, backgrounds and experiences, including professional background, gender, ethnicity and skills
Business acumen, practical wisdom, ability to exercise sound judgment in a congenial manner and ability to make independent analytical inquiries	Commitment to serve on our Board over a period of years in order to develop knowledge about our operations and have sufficient time and availability to devote to Board and committee matters
Strong record of achievements, including work experience with a proven record of success

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Board Diversity Matrix
The Nominating and Governance Committee is committed to continuing to identify and recruit highly qualified trustee candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.
Total Number of Trustees	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Trustees	2	5	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

2022 Proxy Statement	23

Snapshot of 2022 Board Nominees
Presented below is a snapshot of the expected composition of our Board immediately following our 2022 Annual Meeting, assuming the election of Mses. Francis and Harris Jones and Messrs. Harrington and Portnoy. Our Board of Trustees believes that, collectively, our Trustees exhibit an effective mix of qualifications, experience and diversity.
A plurality of all the votes cast is required to elect a Trustee at our 2022 Annual Meeting.
The names, principal occupations and certain other information regarding the Trustee nominees that led our Nominating and Governance Committee and our Board to conclude that such persons are currently qualified to serve as Trustees are set forth on the following pages.
Our Board of Trustees recommends a vote “FOR” the election of our Trustee nominees.

24	2022 Proxy Statement

Trustee Nominees to be Elected at Our 2022 Annual Meeting

Jennifer F. Francis Age: 57 Managing Trustee since 2021 Chief Executive Officer since 2021 President since 2018 Term: Annual term expiring at our 2022 Annual Meeting	Board Committees: None	Other RMR Managed Public Company Boards(1): None Other Non-RMR Managed Public Company Boards: None

Ms. Francis previously served as our Chief Operating Officer from 2018 until 2021, when she was elected as our Chief Executive Officer. Ms. Francis joined RMR in 2006 and became a senior vice president of RMR in 2014 and an executive vice president of RMR in 2020. Ms. Francis is responsible for the asset management division of RMR, which includes asset management and leasing activities at all RMR managed properties as well as asset management for the senior living and hotel properties owned by RMR’s managed REITs. Prior to joining RMR, Ms. Francis was a partner at CBRE/NE Partners, where she performed brokerage and corporate advisory services for a number of large corporate clients on their national commercial real estate portfolios. Previously, Ms. Francis was a vice president at The Gunwyn Company where she was responsible for the asset management of a portfolio of commercial, retail and residential assets. Ms. Francis has over 30 years of experience working in the commercial real estate industry. She is on the executive board of the American Seniors Housing Association (ASHA), a member of the National Association of Industrial and Office Properties (NAIOP), a member of the Commercial Real Estate Women (CREW) and a member of the Nareit Advisory Board of Governors.

Specific Qualifications, Attributes, Skills and Experience:
•
Leadership position with RMR and demonstrated management ability

•
Extensive experience in, and knowledge of, the CRE industry and REITs

•
Institutional knowledge earned through prior service as an officer of our Company and in leadership positions with RMR

•
Professional skills and expertise in real estate matters and experience as a senior level executive officer

•
Identifies as a Caucasian and as female

•
Qualifying as a Managing Trustee in accordance with the requirements of our governing documents

(1)
In addition to us, RMR or its subsidiaries currently provide management services to six other public companies, including the following four public companies that do not have any employees of their own: Industrial Logistics Properties Trust (Nasdaq: ILPT), Office Properties Income Trust (Nasdaq: OPI), Service Properties Trust (Nasdaq: SVC), and Seven Hills Realty Trust (Nasdaq: SEVN). For us and the companies with no employees, RMR or its subsidiaries provide all business operations and functions pursuant to the terms of the applicable management agreements with those companies. RMR also provides management services to two public operating companies, AlerisLife Inc. (Nasdaq: ALR) and TravelCenters of America Inc. (Nasdaq: TA), both of which have their own employees but some members of the senior leadership of these companies are also RMR employees.

2022 Proxy Statement	25

John L. Harrington Age: 85 Independent Trustee since 1999 Term: Annual term expiring at our 2022 Annual Meeting	Board Committees: • Audit • Compensation • Nominating and Governance (Chair)	Other RMR Managed Public Company Boards(1): • Service Properties Trust (since 1995) • Office Properties Income Trust (since 2009) Other Non-RMR Managed Public Company Boards: None

Mr. Harrington has been chairman of the board of trustees of the Yawkey Foundation (a charitable foundation) since 2007 and prior to that from 2002 to 2003. He served as a trustee of the Yawkey Foundation since 1982 and as executive director from 1982 to 2006. He was also a trustee of the JRY Trust from 1982 through 2009. Mr. Harrington was chief executive officer and general partner of the Boston Red Sox Baseball Club from 1986 to 2002 and served as that organization’s vice president and chief financial officer prior to that time. Mr. Harrington was an independent trustee of RMR Mortgage Trust (and its predecessors) from 2003 to 2021 and of Tremont Mortgage Trust from 2017 to 2021. He was president of Boston Trust Management Corp. from 1981 to 2006 and a principal of Bingham McCutchen Sports Consulting LLC from 2007 to 2008. Mr. Harrington represented the Boston Red Sox majority interest in co-founding The New England Sports Network, managing it from 1981 to 2002. Mr. Harrington served as a director of Fleet Bank from 1995 to 1999 and of Shawmut Bank of Boston from 1986 to 1995, a member of the Major League Baseball Executive Council from 1998 to 2001, assistant secretary of administration and finance for the Commonwealth of Massachusetts in 1980, treasurer of the American League of Professional Baseball Clubs from 1970 to 1972, assistant professor and director of admissions, Carroll Graduate School of Management at Boston College from 1967 through 1970 and as supervisory auditor for the U.S. General Accounting Office from 1961 through 1966. He was an independent trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009. Mr. Harrington has held many civic leadership positions and received numerous leadership awards and honorary doctorate degrees. Mr. Harrington holds a Massachusetts license as a certified public accountant.

Specific Qualifications, Attributes, Skills and Experience:
•
Demonstrated leadership capability

•
Work on public company boards and board committees and in key management roles in various enterprises

•
Service on the boards of several private and charitable organizations

•
Professional skills and expertise in accounting, finance and risk management and experience as a chief executive officer and chief financial officer

•
Expertise in compensation and benefits matters

•
Institutional knowledge earned through prior service on our Board

•
Identifies as Caucasian and as male

•
Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

26	2022 Proxy Statement

Lisa Harris Jones Age: 54 Independent Trustee since 2015 Lead Independent Trustee since December 2018 Term: Annual term expiring at our 2022 Annual Meeting	Board Committees: • Audit • Compensation • Nominating and Governance	Other RMR Managed Public Company Boards(1): • TravelCenters of America Inc. (since 2013) • Industrial Logistics Properties Trust (since 2018) Other Non-RMR Managed Public Company Boards: None

Ms. Harris Jones is the founding and managing member of Harris Jones & Malone, LLC (HJM), a Maryland based law firm that focuses on state and local lobbying, government relations and procurement. Ms. Harris Jones’s practice includes representation of small and large business enterprises, both publicly and privately held, municipalities and related quasi-public agencies, and nonprofit organizations. Ms. Harris Jones represents clients on a wide range of business interests’ concerns including, but not limited to, public and private real estate development, land use zoning and financing, construction, energy, retail sales, education, transportation, public safety, healthcare, gaming, telecommunications, intellectual technology, procurement, corporate, taxation, labor and employment, insurance, public interest, election, and environmental law. Prior to founding HJM, Ms. Harris Jones was associated with other Maryland law firms where she practiced corporate securities, mergers and acquisitions, government relations, real estate financing and land use law. Ms. Harris Jones has dedicated a great deal of her time and resources to matters of public interest. She has worked in a pro bono capacity for dyslexia education, community development in Baltimore City’s most challenging areas, and the advancement of minority and women business enterprises. In addition, she has served in leadership positions on several non-profit boards including the Baltimore Museum of Art and Everyman Theatre. Ms. Harris Jones has been recognized for both her professional and civic work by multiple entities including Savoy Magazine where she gained national recognition by being named one of the Most Influential Black Corporate Directors.

Specific Qualifications, Attributes, Skills and Experience:
•
Professional skills and experience in legal and business finance matters

•
Experience in public policy matters

•
Experience in real estate matters

•
Demonstrated leadership capability as an entrepreneur and founding member of a law firm

•
Work on public company boards and board committees

•
Institutional knowledge earned through prior service on our Board

•
Identifies as African American and as female

•
Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

2022 Proxy Statement	27

Adam D. Portnoy Age: 51 Managing Trustee since 2007 Chair of our Board since 2019 Term: Term expiring at our 2022 Annual Meeting	Board Committees: None
Other RMR Managed Public Company Boards(1):
•
Service Properties Trust (since 2007)

•
Office Properties Income Trust (since 2009)

•
Seven Hills Realty Trust (formerly known as RMR Mortgage Trust) (including its predecessor companies, since 2009)

•
The RMR Group Inc. (since 2015)

•
Industrial Logistics Properties Trust (since 2017)

•
AlerisLife Inc. (since 2018)

•
TravelCenters of America Inc. (since 2018)

Other Non-RMR Managed Public
Company Boards: None

Mr. Portnoy has been president and chief executive officer of RMR Inc. since shortly after its formation in 2015. Mr. Portnoy has been president and chief executive officer of RMR since 2005 and was a director of RMR from 2006 until June 5, 2015 when RMR became a majority owned subsidiary of RMR Inc. and RMR Inc. became RMR’s managing member. Mr. Portnoy has been a director of Tremont Realty Capital LLC (formerly known as Tremont Realty Advisors LLC) since March 2016, and served as its president and chief executive officer from March 2016 through December 2017. Mr. Portnoy is the sole trustee and controlling shareholder and an officer of ABP Trust. Mr. Portnoy is a director and controlling shareholder of Sonesta International Hotels Corporation and its parent. Mr. Portnoy served as a director of RMR Advisors LLC from 2007 to 2021 when it merged with Tremont Realty Capital LLC, and he served as its president from 2007 to 2017 and its chief executive officer from 2015 to 2017. Mr. Portnoy served as president and chief executive officer of Seven Hills Realty Trust (then known as RMR Real Estate Income Fund) from 2007 to 2015 and as president of Office Properties Income Trust from 2009 to 2011. Mr. Portnoy was a managing trustee of Tremont Mortgage Trust from 2017 until it merged with Seven Hills Realty Trust in September 2021 and of Select Income REIT from 2011 until it merged with a wholly owned subsidiary of Office Properties Income Trust in December 2018. Prior to joining RMR in 2003, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and working in private equity at DLJ Merchant Banking Partners and at the International Finance Corporation (a member of The World Bank Group). In addition, Mr. Portnoy previously founded and served as chief executive officer of a privately financed telecommunications company. Mr. Portnoy currently serves as the Honorary Consul General of the Republic of Bulgaria to Massachusetts, as chair of the board of directors of the Pioneer Institute, as a member of the executive committee of the board of directors of the Greater Boston Chamber of Commerce and as a member of AJC New England’s Leadership Board, and previously served on the board of governors for the National Association of Real Estate Investment Trusts and the board of trustees of Occidental College.

Specific Qualifications, Attributes, Skills and Experience:
•
Extensive experience in, and knowledge of, the CRE industry and REITs

•
Leadership position with RMR and demonstrated management ability

•
Public company trustee and director service

•
Experience in investment banking and private equity

•
Experience in starting a telecommunications company and serving as its senior executive

•
Institutional knowledge earned through prior service on our Board and in leadership positions with RMR

•
Identifies as Caucasian and as male

•
Qualifying as a Managing Trustee in accordance with the requirements of our governing documents

Our Nominating and Governance Committee and our Board believe that, because Mr. Portnoy is the president and chief executive officer of RMR and the business of all the companies (including our Company) for which he serves as a managing trustee or managing director is integral to his day to day work, service on these additional boards does not impair the amount of attention or time that Mr. Portnoy spends on service on our Board. Our Board believes that Mr. Portnoy’s extensive familiarity with our day to day business provides valuable insight for our Board.

28	2022 Proxy Statement

Continuing Trustees

Daniel F. LePage Age: 67 Independent Trustee since 2020 Term: Term expiring at our 2023 annual meeting	Board Committees: • Audit (Chair) • Compensation • Nominating and Governance	Other RMR Managed Public Company Boards(1): None Other Non-RMR Managed Public Company Boards: None

Mr. LePage is the founder and managing partner of DFL Capital LLC, a New York based real estate investment firm formed in April 2019. He was a managing director and head of the U.S. real estate corporate banking group at RBC Capital Markets from 2006 to 2019. Prior to his involvement with RBC Capital Markets and its affiliates, Mr. LePage held senior leadership positions in commercial real estate lending at Emigrant Savings Bank and Citigroup, Inc. Mr. LePage serves on the board of the National Eating Disorders Association, a non-profit organization supporting individuals and families affected by eating disorders, and is a member of Urban Land Institute. He is a Chartered Financial Analyst and a member of the CFA Institute.

Specific Qualifications, Attributes, Skills and Experience:
•
Professional skills and experience in business finance matters

•
Experience in and knowledge of capital markets

•
Demonstrated leadership and management abilities

•
Experience in real estate matters

•
Experience in capital raising and strategic business transactions

•
Identifies as a Caucasian and as male

•
Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

2022 Proxy Statement	29

David A. Pierce Age: 59 Independent Trustee since 2022 Term: Term expiring at our 2023 annual meeting	Board Committees: None	Other RMR Managed Public Company Boards(1): None Other Non-RMR Managed Public Company Boards: None

Mr. Pierce has served in various capacities at Boston Scientific Corporation since 1991. Since 2018 he has served as the Executive Vice President and President, MedSurg and since 2020 as President, Endoscopy for Boston Scientific Corporation. Prior to that time from 2016 until 2018, he was a Senior Vice President and President of the Urology Division and from 2010 until 2016, he was the Senior Vice President and President of the Endoscopy Division. Mr. Pierce has served as a director of the Medical Device Manufacturers Association since 2014. Mr. Pierce has served as a director of MassMedic since 2020, and as a trustee of Norwich University since 2020. Mr. Pierce served as the strategic advisory board chair of the American Gastroenterology Association Center for GI Innovation from 2014 until 2016, and as a director of the American Society of Gastrointestinal Endoscopy Foundation from 2011 until 2012. Mr. Pierce served in the United States Army from 1985 until 1989, serving in multiple line and staff positions, providing transportation and logistics management, attaining the rank of Captain.

Specific Qualifications, Attributes, Skills and Experience:
•
Professional skills and experience in business matters

•
Knowledge and experience in the healthcare industry

•
Demonstrated leadership and management abilities

•
Experience as operator of healthcare business units

•
Identifies as Caucasian and as male

•
Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

30	2022 Proxy Statement

Jeffrey P. Somers Age: 79 Independent Trustee since 2009 Lead Independent Trustee from 2015 – 2018 Term: Term expiring at our 2023 annual meeting	Board Committees: Board Committees: • Audit • Compensation (Chair) • Nominating and Governance
Other RMR Managed Public Company Boards(1):
•
Office Properties Income Trust (since 2009)

•
Seven Hills Realty Trust including its predecessor companies (since 2009)

Other Non-RMR Managed Public
Company Boards: None

Mr. Somers has been, since 2010, of counsel to, and from 1995 to 2009, was a member, and for six of those years the managing member, of the law firm of Morse, Barnes-Brown & Pendleton, PC. Prior to that time, he was a partner for more than 20 years at the law firm of Gadsby Hannah LLP (now McCarter & English, LLP) and for eight of those years was managing partner of the firm. Mr. Somers served as an independent trustee of Tremont Mortgage Trust from 2017 to 2020 and of Select Income REIT from 2012 until it merged with a wholly owned subsidiary of Office Properties Income Trust in December 2018. Mr. Somers served as a director of Cantella Management Corp., a holding company of Cantella & Co., Inc., an SEC registered broker-dealer, from 2002 until January 2014, when the company was acquired by a third party. From 1995 to 2001, he served as a trustee of the Pictet Funds. Before entering private law practice, Mr. Somers was a staff attorney at the SEC in Washington, D.C. He previously served as a trustee of Glover Hospital, a private not for profit regional hospital, which is currently part of Beth Israel Deaconess Hospital, among various other civic leadership roles.

Specific Qualifications, Attributes, Skills and Experience:
•
Expertise in legal, corporate governance and regulatory matters

•
Leadership role as a law firm managing member

•
Experience as a hospital trustee, including guiding the hospital’s sale process

•
Service as a trustee of public REITs and investment companies

•
Service with government and extensive experience in public policy matters and complex business transactions

•
Sophisticated understanding of finance and accounting matters

•
Work on public company boards and board committees

•
Institutional knowledge earned through prior service on our Board

•
Identifies as Caucasian and as male

•
Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

2022 Proxy Statement	31

Executive Officers

Our executive officers serve at the discretion of our Board. There are no family relationships among any of our Trustees or executive officers.

Jennifer F. Francis Age: 57	Chief Executive Officer since 2021 and President since 2018

Ms. Francis’s background and qualifications are described above.

Richard W. Siedel, Jr. Age: 42	Chief Financial Officer and Treasurer since 2016

Mr. Siedel has been a senior vice president of RMR since 2016 and was a vice president of RMR prior to then in 2016. Mr. Siedel has been chief financial officer and treasurer of Industrial Logistics Properties Trust since 2018. Mr. Siedel was chief accounting officer of AlerisLife Inc. from 2014 through 2015, and he previously served as controller of RMR from 2013 to 2014. Mr. Siedel’s former experience also includes various accounting leadership positions, including corporate controller at Sensata Technologies (NYSE: ST) from 2010 to 2013 and an auditor at Ernst & Young LLP from 2001 to 2010. Mr. Siedel identifies as Caucasian and as male.

32	2022 Proxy Statement

BOARD COMMITTEES
Audit Committee

Members Daniel F. LePage (Chair) John L. Harrington Lisa Harris Jones Jeffrey P. Somers 8 meetings during 2021
Our Audit Committee is comprised solely of Independent Trustees. Its primary role is to help our Board fulfill its oversight responsibilities related to the integrity of our financial statements and financial reporting process, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function, risk management and our compliance with legal and regulatory requirements. Our Audit Committee is responsible for the appointment, compensation, retention and oversight, and the evaluation of the qualifications, performance and independence, of our independent auditor and the resolution of disagreements between management and our independent auditor. Our independent auditor reports directly to our Audit Committee. Our Audit Committee also has final authority and responsibility for the appointment and assignment of duties to our Director of Internal Audit. Our Audit Committee reviews the overall audit scope and plans of the audit with our independent auditor. Our Audit Committee also reviews with management and our independent auditors our quarterly reports on Form 10-Q, annual reports on Form 10-K and earnings releases.
Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Harrington is our Audit Committee’s “financial expert.”
Mr. Harrington served as Chair of our Audit Committee until June 3, 2021, and since then, Mr. LePage has served as Chair of our Audit Committee.

Compensation Committee

Members Jeffrey P. Somers (Chair) John L. Harrington Lisa Harris Jones Daniel F. LePage 5 meetings during 2021	Our Compensation Committee is comprised solely of Independent Trustees. Its primary responsibilities pertain to evaluating the performance and compensation of RMR, our executive officers and our Director of Internal Audit, evaluating and approving any changes in our agreements with RMR and approving equity compensation awards. Our Compensation Committee recommends to our Board the cash compensation payable to our Trustees for Board and committee service. Our Compensation Committee determines and approves the equity based compensation payable to our Trustees for Board and committee service, and any compensation payable to the Lead Independent Trustee in his, her or their capacity as such. Our Compensation Committee administers our Share Award Plan and determines all awards granted pursuant to the Share Award Plan. It also reviews amounts payable by us to RMR under our business and property management agreements and approves any proposed amendments to or termination of those agreements.
Nominating and Governance Committee

Members John L. Harrington (Chair) Lisa Harris Jones Daniel F. LePage Jeffrey P. Somers 1 meeting during 2021
Our Nominating and Governance Committee is comprised solely of Independent Trustees. Its primary role is to identify individuals qualified to become Board members, consistent with criteria approved by our Board, and to recommend candidates to our entire Board for nomination or selection as Board members for each annual meeting of shareholders or when vacancies occur, to perform certain assessments of our Board and Board committees, including to assess the independence of Trustees and Trustee nominees, and to develop and recommend to our Board governance principles for our Company. Under its charter, our Nominating and Governance Committee is also responsible for considering and reporting on our succession planning to our Board.
Ms. Harris Jones served as Chair of our Nominating and Governance Committee until June 3, 2021, and since then, Mr. Harrington has served as Chair of our Nominating and Governance Committee.

2022 Proxy Statement	33

BOARD MEETINGS
In 2021, our Board held five meetings. In 2021, each then Trustee attended 75% or more of the aggregate of all meetings of our Board and the committees on which he, she or they served or that were held during the period in which the Trustee served as a Trustee or committee member. All of the then Trustees attended last year’s annual meeting of shareholders. Our policy with respect to Board members’ attendance at meetings of our Board and annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website, www.dhcreit.com.
TRUSTEE COMPENSATION
Compensation of Trustees

Our Board believes that competitive compensation arrangements are necessary to attract and retain qualified Independent Trustees. Under the currently effective Trustee compensation arrangements, each Independent Trustee receives an annual fee of $75,000 for services as a Trustee. The annual fee for any new Independent Trustee is prorated for the initial year. Each Independent Trustee who serves as a committee chair of our Audit Committee, Compensation Committee or Nominating and Governance Committee also receives an additional annual fee of $17,500, $12,500 and $12,500, respectively, and our Lead Independent Trustee also receives an additional annual fee of $15,000 for serving in this role. Trustees are reimbursed for travel expenses they incur in connection with their duties as Trustees and for out of pocket costs they incur in connection with their attending certain continuing education programs.
Each Independent Trustee and Managing Trustee also receives an award of Common Shares annually, which was 20,000 Common Shares in 2021. Managing Trustees do not receive cash compensation for their services as Trustees.
Trustee Share Ownership Guidelines

Our Board believes it is important to align the interests of our Trustees with those of our shareholders, and for our Trustees to hold equity ownership positions in our Company. Accordingly, each Trustee is expected to retain at least 100,000 Common Shares (which number shall automatically adjust in respect of stock splits or similar events) within the following times: (i) for persons serving as Trustees as of June 3, 2021, by the date of our 2025 annual meeting of shareholders, and (ii) for persons elected as Trustees after June 3, 2021 if such person initially became a Trustee by election by our shareholders, by the date of the annual meeting of shareholders held in the fourth year following the annual meeting of shareholders at which such Trustee was initially elected; or if such person initially became a Trustee by election by our Board, by the date of our annual meeting of shareholders in the fourth year following the first annual meeting of shareholders of our Company following the initial election of such Trustee to our Board. Any Trustee who is prohibited by law or by applicable regulation of his, her or their employer from owning equity in our Company is exempt from this requirement. Our Nominating and Governance Committee may consider whether exceptions should be made for any Trustee on whom this requirement could impose a financial hardship.
As of March 22, 2022, all Trustees have met or, within the applicable period, are expected to meet, these share ownership guidelines.

34	2022 Proxy Statement

Fiscal Year 2021 Trustee Compensation

The following table details the total compensation of the Trustees for the fiscal year ended December 31, 2021 for services as a Trustee.(1)
Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Jennifer B. Clark(4)(5)	—	—	—	—
Jennifer F. Francis(4)	—	74,000	—	74,000
John L. Harrington	87,500	74,000	—	161,500
Lisa Harris Jones	90,000	74,000	—	164,000
Daniel F. LePage	92,500	74,000	—	166,500
Adam D. Portnoy(4)	—	74,000	—	74,000
Jeffrey P. Somers	87,500	74,000	—	161,500

(1)
On March 29, 2022, Mr. Pierce was elected to our Board to fill the vacancy created by the increase in the size of our Board. Because Mr. Pierce received no compensation during 2021, he is not included in this table.

(2)
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each Independent Trustee in 2021, consisting of a $75,000 annual cash fee and each of Messrs. Harrington, LePage and Somers earned an additional $12,500, $17,500 and $12,500, respectively, for service as a committee chair in 2021. Ms. Harris Jones earned an additional $15,000 for service as the Lead Independent Trustee.

(3)
Equals 20,000 Common Shares multiplied by the closing price of such shares on June 3, 2021, the award date. Amounts shown are also the compensation cost for the award recognized by us for financial reporting purposes pursuant to Financial Accounting Standards Board Accounting Standards CodificationTM Topic 718, “Compensation—Stock Compensation” (“ASC 718”) (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. All Common Share awards fully vested on the award date.

(4)
Managing Trustees do not receive cash compensation for their services as Trustees.

(5)
Ms. Clark’s term as our Managing Trustee expired on June 3, 2021.

2022 Proxy Statement	35

OWNERSHIP OF OUR EQUITY SECURITIES
Trustees and Executive Officers

The following table sets forth information regarding the beneficial ownership of the outstanding Common Shares by each Trustee nominee, each Trustee, each of our named executive officers and our Trustees, Trustee nominees, named executive officers and other executive officers as a group, all as of March 22, 2022. Unless otherwise noted, to our knowledge, voting power and investment power in the Common Shares are exercisable solely by the named person and the principal business address of the named person is c/o Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
Adam D. Portnoy	2,724,392	1.14%	Includes 2,550,019 Common Shares
owned by ABP Trust. Voting and
investment power with respect to Common
Shares owned by ABP Trust may be
deemed to be shared by Adam D. Portnoy
			as ABP Trust’s sole trustee.
Jennifer F. Francis	123,944	Less than 1%
John L. Harrington	20,000	Less than 1%	Includes 20,000 Common Shares owned by the John L. Harrington Revocable Trust. Mr. Harrington may be deemed to hold voting and investment power as a trustee and beneficiary of the John L. Harrington Revocable Trust.
Jeffrey P. Somers	58,500	Less than 1%
Richard W. Siedel Jr.	63,306	Less than 1%
Lisa Harris Jones	47,632	Less than 1%
Daniel F. LePage	30,322	Less than 1%
David A. Pierce	—	Less than 1%
All Trustees, the Trustee nominees and named executive officers as a group (eight persons)	3,068,096	1.28%

*
Amounts exclude fractional shares.

**
The percentages indicated are based on approximately 238,989,994 Common Shares outstanding as of March 22, 2022.

36	2022 Proxy Statement

Principal Shareholders

Set forth in the table below is information about the number of Common Shares held by persons we know to be the beneficial owners of more than 5.0% of the outstanding Common Shares.
Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
BlackRock, Inc. (“BlackRock”) 55 East 52nd Street New York, New York 10055	44,904,470	18.79%
Based on a Schedule 13G/A filed with the SEC
on January 27, 2022 by BlackRock reporting
that, at December 31, 2021, BlackRock
beneficially owned 44,904,470 Common Shares
and had sole voting power over 43,073,828
Common Shares and sole dispositive power over
44,904,470 Common Shares.

The Vanguard Group, Inc. (“Vanguard”) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	38,695,697	16.19%	Based on a Schedule 13G/A filed with the SEC
on February 9, 2022 by Vanguard reporting
that, at December 31, 2021, Vanguard
beneficially owned 38,695,697 Common Shares
and had shared voting power over 430,672
Common Shares, sole dispositive power over
38,051,165 Common Shares and shared
dispositive power over 644,532 Common
			Shares.
State Street Corporation (“State Street” One Lincoln Street Boston, Massachusetts 02111	13,948,685	5.84%	Based on a Schedule 13G/A filed with the SEC
on February 11, 2022 by State Street reporting
that, at December 31, 2021, State Street
beneficially owned 13,948,685 Common Shares
and had shared voting power over 11,848,156
Common Shares and shared dispositive power
			over 13,948,685 Common Shares.

*
Beneficial ownership is shown as of December 31, 2021.

**
Our Declaration of Trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our Common Shares. Vanguard and BlackRock, however, are Excepted Holders, as defined in our Declaration of Trust, and therefore are not subject to this ownership limit, subject to certain limitations. The percentages indicated are based on approximately 238,989,994 Common Shares outstanding as of March 22, 2022.

2022 Proxy Statement	37

PROPOSAL 2:	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section beginning on page 39 and the “Executive Compensation” section beginning on page 45.
Our Board recommends that shareholders vote “FOR” the following resolution:
RESOLVED: That the shareholders of the Company approve, on a non-binding, advisory basis, the compensation paid by the Company to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” in this Proxy Statement.
Because your vote is advisory, it will not be binding upon our Board or Compensation Committee. However, our Board values shareholders’ opinions and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
Approval of the advisory vote to approve executive compensation requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2022 Annual Meeting.
Our Board of Trustees recommends a vote “FOR” the advisory vote to approve executive compensation.

38	2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Overview

Our compensation structure is unique because of our relationship with our manager, RMR. Our business management agreement with RMR is designed to incentivize RMR to provide the highest quality services to us. RMR’s base business management fee is paid based on the lower of the historical cost of our properties and our market capitalization. RMR may earn an incentive management fee based on the three year total return of our Common Shares relative to an index of our peers. Because they are employees of RMR and not our Company, RMR, and not our Company, determines the cash compensation payable to our named executive officers. We do not reimburse RMR for compensation RMR paid or pays to our executive officers and our management agreements with RMR do not require RMR to allocate or pay a specific amount or percentage of RMR’s management fees to the named executive officers or require those officers to dedicate a specified amount of their time to our business.
RMR Compensation Practices.   In order to enable our shareholders to make an informed Say on Pay decision, RMR has provided the following information about the compensation it paid in 2021 to our named executive officers for services provided by those officers to RMR, our Company and other RMR Clients:
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The portion of the management fee that is allocated to named executive officer compensation paid by RMR

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Of this named executive officer compensation, the breakdown of base salary vs. cash bonus

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The metrics RMR uses to evaluate performance to determine the named executive officers’ cash bonuses

Our named executive officers are officers and employees of RMR and, as officers and employees of RMR, also provide services to RMR and other RMR Clients. RMR has informed us that the cash compensation paid by RMR to our named executive officers is for services provided by the officers to RMR, our Company and other RMR Clients. RMR has also informed us that it is not able to allocate with reasonable certainty or provide a reasonable estimate of the compensation paid by RMR to our named executive officers for their services to us for a number of reasons, including that:
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Our management agreements with RMR do not require individual executive officers to dedicate a specific amount of time to providing services to us under those agreements. RMR’s officers and employees provide services on an as needed basis across RMR, our Company and all other RMR Clients.

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Our management agreements with RMR do not require that a specified amount or percentage of the fees we pay to RMR be allocated to our executive officers.

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RMR does not designate a specific amount of time that our named executive officers must spend providing services to us or record the amount of time that our named executive officers (or any other employee of RMR) spend providing services to us or other entities.

Summary of 2021 Named Executive Officer Compensation.
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RMR has advised us that in 2021, RMR paid each of our named executive officers cash compensation for services provided by the officers to us, RMR, our Company and other RMR Clients, which cash compensation was comprised of a base salary and a discretionary cash bonus. With respect to 2021, our named executive officers received aggregate base salary payments of $698,872 and aggregate cash bonuses of $1,375,000 from RMR. These amounts collectively represent 3.9% of the aggregate management fees and reimbursements we paid to RMR for 2021. On an aggregated basis, the named executive officers received 34% of their total cash compensation in the form of base salary payments and the remaining 66% in the form of discretionary cash bonuses.

•
RMR did not provide guaranteed cash bonuses to our named executive officers during 2021 and did not set specific performance targets on which bonuses would be payable to them. Instead, the annual cash bonuses paid by RMR to our named executive officers in 2021 were discretionary in amount and were based on a performance evaluation conducted by, in the case of Ms. Francis, RMR Inc.’s compensation committee and, in the case of Mr. Siedel, certain members of RMR’s Executive Operating Committee.

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•
RMR Inc. awarded 5,000 shares of Class A common stock of RMR Inc., with a grant date fair value of $169,000, to Ms. Francis and 2,000 shares of Class A common stock of RMR Inc., with a grant date fair value of $67,600 to Mr. Siedel in 2021.

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A list of specified peer companies was considered to develop appropriate compensation packages for the named executive officers.

Named Executive Officer Compensation Philosophy and Process.

The key principle of RMR’s compensation philosophy for all employees, including our named executive officers, is to pay for performance. RMR maintains a rigorous and thorough talent and compensation review process to ensure that its employees are in appropriate roles that maximize their full potential. This process also ensures that there is strong leadership guiding employees and that there is a succession and development plan for each role. RMR’s goal is to make employee and leadership development an integral part of its culture, supporting each employee and the continued success of RMR, our Company and other RMR Clients.

RMR’s named executive officer compensation planning process incorporates key areas of evaluation, including:
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external market data;

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internal benchmarking; and

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quantitative and qualitative assessments of Company, group and individual performance.

Named Executive Officer Compensation Practices.   RMR’s pay for performance compensation philosophy is reflected in its compensation practices:
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No guaranteed salary increases or guaranteed cash bonuses

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No specific performance targets on which bonuses would be paid

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No specific incentive or additional performance awards for growing assets under management or for exceeding return benchmarks

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No excessive perquisites

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No tax gross-ups

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Annual assessment of named executive officer compensation against peer companies and best practices

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Holistic performance evaluations

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Annual salary cap

Components of the Named Executive Officers’ Compensation.   RMR’s compensation program includes both a base salary and a cash bonus. The cash bonuses RMR pays to our named executive officers are discretionary in amount and are based on a performance evaluation. The evaluation involves an analysis of both (i) the overall performance of RMR, our Company and other RMR Clients, and (ii) the performance of the individual officer and his, her or their contributions, and services provided, to RMR, our Company and other RMR Clients. RMR believes this evaluation process allows RMR to link pay with performance in the closest way possible and provide RMR with the flexibility necessary to take all relevant factors into account in determining the bonus amounts, including the named executive officer’s ability to react to changing circumstances that impact the businesses of RMR, our Company and other RMR Clients, including this year, the impact of the ongoing COVID-19 pandemic on RMR’s business.
RMR Inc. also awards shares of Class A common stock of RMR Inc. to our named executive officers. One fifth of the shares awarded vests on the award date and an additional one fifth vests on each of the next four anniversaries of the award date, subject to the applicable named executive officer continuing to render significant services to RMR or one of the RMR Clients or their respective affiliates and to accelerated vesting under certain circumstances.

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The table below describes the objectives supported by each of RMR’s and RMR Inc.’s primary compensation elements, along with an overview of the key design features of each element.
Compensation Element	What It Does	Key Measures
Base Salary	• Provides a level of fixed pay appropriate to an executive’s role and responsibilities • Evaluated on an annual basis	• Experience, duties and scope of responsibility • Internal and external market factors
Discretionary Cash Bonus
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Provides a competitive annual cash incentive opportunity

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Links executives’ interests with shareholders’ interests

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Incentivizes and rewards superior group, individual and Company performance

• Based on holistic performance evaluation
Equity Compensation	• Links executives’ interests with long-term interests of shareholders • Incentivizes and rewards superior group, individual and Company performance	• Based on holistic performance evaluation by the compensation committee of RMR Inc.
Named Executive Officer Pay Mix.   As discussed above, RMR’s compensation program is designed so that the majority of compensation is performance based to promote alignment of our named executive officers’ interests with those of shareholders. During 2021, Ms. Francis and Mr. Siedel received aggregate performance based discretionary cash bonuses of $1,375,000 from RMR.
The base salary payments for our named executive officers (which represent the fixed portion of their compensation packages) are reviewed annually and may be adjusted as RMR deems appropriate. RMR historically adjusts salary payments on October 1, the first day of its fiscal year. During 2021, Ms. Francis and Mr. Siedel received aggregate base salary payments of $698,872 from RMR. On an aggregated basis, in 2021, Ms. Francis and Mr. Siedel received 34% of their total cash compensation in the form of base salary payments and the remaining 66% in the form of performance-based discretionary bonuses.
For information regarding the compensation paid by RMR and RMR Inc. to the named executive officers of RMR Inc., please see the documents filed by RMR Inc. with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and its Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Shareholders. RMR Inc.’s filings with the SEC are not incorporated by reference into this Proxy Statement.
Compensation Philosophy

Our compensation program for our executive officers consists of Common Share awards under the Share Award Plan. Our Compensation Committee believes that these share awards recognize our executive officers’ scope of responsibilities, reward demonstrated performance and leadership, motivate future performance and further align the interests of the executive officers with those of our shareholders.
Overview of 2021 Compensation Actions

In September 2021, the Chair of our Compensation Committee met with one of our Managing Trustees, Adam Portnoy, and the chairs (and expected, and later future, chair in the case of Seven Hills Realty Trust, formerly known as RMR Mortgage Trust (“SEVN”)) of the compensation committees of RMR Inc. and the other RMR Clients, which included: Industrial Logistics Properties Trust (“ILPT”); Office Properties Income Trust (“OPI”); Service Properties Trust (“SVC”), Tremont Mortgage Trust (“TRMT” and, together with ILPT, OPI, SVC and SEVN, the “Other RMR Managed REITs”); AlerisLife Inc., formerly known as Five Star Senior Living

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Inc. (“ALR”); and TravelCenters of America Inc. (“TA”). The purposes of this meeting were, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the compensation payable to our Director of Internal Audit (who provides services to us and to other RMR Clients), to consider the allocation of internal audit and related services costs among RMR Inc., our Company and other RMR Clients, to provide a comparative understanding of potential share awards by us and the other RMR Clients and to hear and consider recommendations from RMR concerning potential share awards and the vesting of those shares, which were in part based on the results of RMR’s review of current market practices with respect to executive compensation, and specifically of the companies’ peer groups, and shareholder feedback received during shareholder outreach with respect to the percentage of executive officer compensation received in share awards. The share awards made by the other RMR Clients are considered to be appropriate comparisons because of the similarities between certain services we require from our share awardees and the services provided by awardees providing similar services to these other companies. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which our Compensation Committee Chair provided a report of the information discussed with Mr. Portnoy and others, and made recommendations for share awards to our named executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2021 share awards: (i) the value of the proposed share awards; (ii) the historical awards previously awarded to these named executive officers and the corresponding values at the time of the awards; (iii) the recommendations of RMR as presented by Mr. Portnoy, president and chief executive officer of RMR; (iv) the value of share awards to executive officers providing comparable services at the applicable Other RMR Managed REITs and other RMR Clients; (v) the scope of, and any changes to, the responsibilities assigned to, or assumed by, these named executive officers during the past year and on a going forward basis; (vi) the length of historical services by these named executive officers; (vii) our Compensation Committee’s perception regarding the quality of the services provided by these named executive officers in carrying out those responsibilities; and (viii) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s awards. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts we awarded were determined by our Compensation Committee on a discretionary basis using various factors. The named executive officers did not participate in these meetings and were not involved in determining or recommending the amount or form of named executive officer compensation they received from us.
Analysis of 2021 Awards under the Share Award Plan

Although we do not pay any cash compensation directly to our officers and have no employees, we adopted the Share Award Plan to reward our named executive officers and other RMR employees who provide services to us and to align their interests with those of our shareholders. We award shares under the Share Award Plan to recognize our named executive officers’ scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of RMR and to continue to provide services to us through the term of the awards.
Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of the Share Award Plan. Our Compensation Committee has historically determined to use awards of Common Shares under the Share Award Plan rather than seek to issue stock options as equity compensation. Because the value of the Common Shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share award plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan could have the potential to encourage excessive short term risk taking, we have historically granted share awards rather than issue stock options.
Our Compensation Committee uses comparative information about the applicable Other RMR Managed REITs as additional data to help it determine whether it is awarding share amounts that are reasonable based on the characteristics of those REITs and their respective officers. Our Compensation Committee also

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considers the size and structure of the applicable Other RMR Managed REITs and other RMR Clients, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the appropriateness of the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. Our Compensation Committee reviewed the compensation data regarding the applicable Other RMR Managed REITs and their officers, together with the other factors discussed above in “Overview of 2021 Compensation Actions,” but our Compensation Committee did not undertake a detailed comparison of the named executive officers across the applicable Other RMR Managed REITs or other RMR Clients or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2021, our Compensation Committee considered the foregoing factors and decided to increase the number of Common Shares awarded to each of Ms. Francis and Mr. Siedel from the amounts awarded in 2020. Our Compensation Committee considered Ms. Francis’s promotion to Chief Executive Officer as well as Ms. Francis and Mr. Siedel’s level of performance and length of service to us in determining these awards. These share awards were made in accordance with the recommendation of RMR and the Chair of our Compensation Committee. Our Compensation Committee also determined that it would be appropriate to provide that such share awards would vest upon the occurrence of certain corporate “change in control” or termination events.
We determine the fair market value of the shares awarded based on the closing price of the Common Shares on the date of the award. Our Compensation Committee has imposed, and may impose, vesting and other conditions on the awarded Common Shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR and to continue to provide services to us. Our Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of the award. Our Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share awards to us and to the recipients. In the event a recipient who received a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any RMR Client during the vesting period, we may cause the forfeiture of the Common Shares that have not yet vested. As with other issued Common Shares, vested and unvested shares awarded under the Share Award Plan are entitled to receive distributions that we make, if any, on the Common Shares.
Because the consideration of share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e., in September for our officers and employees of RMR and at the first meeting of our Board after the annual meeting of shareholders for the Trustees), any proximity of any awards to earnings announcements or other market events is coincidental.
Our Compensation Committee believes that its compensation philosophy and programs are designed to foster a business culture that aligns the interests of its named executive officers with those of its shareholders. Our Compensation Committee believes that the equity compensation of its named executive officers is appropriate to the goal of providing shareholders dependable, long term returns.
Frequency of Say on Pay

Our current policy, consistent with the prior vote of our shareholders, is to provide shareholders with an opportunity to approve, on an advisory basis, our compensation of our named executive officers each year at the annual meeting of shareholders. Accordingly, we are providing shareholders with an opportunity to approve this compensation on a non-binding, advisory basis. As noted above, our only compensation to our named executive officers is Common Share awards. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and employs and compensates our named executive officers directly and in RMR’s sole discretion in connection with their services rendered to us and to RMR and the other RMR Clients as discussed above.
In evaluating our compensation process for 2021, our Compensation Committee generally considered the results of the most recent advisory vote of our shareholders on the compensation of the executive officers named in the proxy statement for our 2021 annual meeting of shareholders.

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REPORT OF OUR COMPENSATION COMMITTEE
The Compensation Committee (our “Compensation Committee”) of the Board of Trustees (our “Board of Trustees”) of Diversified Healthcare Trust has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, our Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Jeffrey P. Somers, Chair
John L. Harrington
Lisa Harris Jones
Daniel F. LePage
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee is comprised entirely of the four Independent Trustees listed above. No member of our Compensation Committee is a current, or during 2021 was a former, officer or employee of ours. In 2021, none of our executive officers served (i) on the compensation committee of any entity that had one or more of its executive officers serving on our Board or our Compensation Committee or (ii) on the board of directors or board of trustees of any entity that had one or more of its executive officers serving on our Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public RMR Clients. Mr. Somers serves as an independent trustee of OPI and SEVN. Mr. Harrington serves as an independent trustee of OPI and SVC. Ms. Harris Jones serves as an independent trustee of ILPT and an independent director of TA. The disclosures regarding our relationships with these foregoing entities and certain transactions with or involving them under the section entitled “Certain Related Person Transactions” are incorporated by reference herein.

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EXECUTIVE COMPENSATION
The following tables and footnotes summarize the total compensation we paid to our President and Chief Executive Officer and our Chief Financial Officer and Treasurer who were serving as such officers as of December 31, 2021, or our “named executive officers.” Our named executive officers were our only executive officers during 2021. Please see “Compensation Discussion and Analysis—Compensation Overview” above for an explanation of why we pay our named executive officers no cash compensation. For information regarding the compensation paid by RMR and RMR Inc. to our named executive officers, please see the above “RMR and RMR Inc. Compensation Practices” section. For information regarding the compensation paid by RMR and RMR Inc. to the named executive officers of RMR Inc., please see the documents filed by RMR Inc. with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and its Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Shareholders. RMR Inc.’s filings with the SEC are not incorporated by reference into this Proxy Statement.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jennifer F. Francis(3) President and Chief Executive Officer	2021	—	—	278,600	1,824	280,424
	2020	—	—	113,100	3,321	116,421
	2019	—	—	130,650	7,992	138,642
Richard W. Siedel Jr.(3) Chief Financial Officer and Treasurer	2021	—	—	102,300	1,189	103,489
	2020	—	—	75,400	2,757	78,157
	2019	—	—	87,100	8,829	95,929

(1)
Represents the grant date fair value of Common Share awards in 2021, 2020 and 2019, as applicable, calculated in accordance with ASC 718 (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. On June 3, 2021, Ms. Francis was elected as a Managing Trustee and, as a result, received a grant of 20,000 Common Shares in accordance with our Trustee compensation arrangements. On June 3, 2021 she was also promoted to Chief Executive Officer and, as a result, she received a commensurate increase in her historical annual share grants.

(2)
Consists of cash distributions in the applicable year on unvested Common Shares received in connection with cash distributions we paid to all of our shareholders. We pay no cash compensation to our executive officers. As noted above, they are employees of, and are paid by, RMR.

(3)
Our named executive officers are officers and employees of RMR, and as officers and employees of RMR, also provide services to RMR and RMR Clients. In 2021, our named executive officers received aggregate base salary payments of $698,872 and aggregate cash bonuses of $1,375,000 from RMR for services those officers provided to RMR, our Company and other RMR Clients.

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2021 Grants of Plan Based Awards

The following table shows the total Common Shares awarded by us to our named executive officers in their capacity as our officers in 2021.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jennifer F. Francis	9/15/2021	60,000	204,600
Richard W. Siedel Jr.	9/15/2021	30,000	102,300

(1)
Equals the number of Common Shares awarded multiplied by the closing price on the date of the award, which is also the grant date fair value under ASC 718. No assumptions were used in this calculation.

2021 Outstanding Equity Awards at Fiscal Year End

The agreements governing the Common Shares we awarded to our named executive officers in 2021 in their capacity as our officers provided that one fifth of each award vested on the date of the award and an additional one fifth vests on each of the next four anniversaries of the award date, subject to the applicable named executive officer continuing to render significant services, whether as an employee or otherwise, to us, RMR or any RMR Client or their respective affiliates and to accelerated vesting under certain circumstances. Holders of vested and unvested Common Shares awarded under the Share Award Plan receive distributions that we make, if any, on our shares on the same terms as other holders of the Common Shares.
The following table shows the total Common Shares awarded by us in 2021 and prior years to our named executive officers that were unvested as of December 31, 2021.
		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Jennifer F. Francis	2021	48,000	148,320
	2020	18,000	55,620
	2019	6,000	18,540
	2018	1,500	4,635
Richard W. Siedel Jr.	2021	24,000	74,160
	2020	12,000	37,080
	2019	4,000	12,360
	2018	1,500	4,635

(1)
The Common Shares awarded in 2021, 2020, 2019 and 2018 were awarded on September 15, 2021, September 17, 2020, September 18, 2019 and September 13, 2018, respectively.

(2)
Equals the number of Common Shares not vested multiplied by the closing price of the Common Shares on December 31, 2021.

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2021 Stock Vested

The following table shows Common Share awards made in 2021 and prior years to our named executive officers that vested in 2021.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jennifer F. Francis (2)	22,800	77,742
Richard W. Siedel Jr.	14,300	48,832

(1)
Equals the number of vesting Common Shares multiplied by the closing price on the date that such Common Shares vested in 2021.

(2)
The number of Common Shares shown in the table does not include Common Shares awarded to Ms. Francis in her capacity as a Managing Trustee. This amount includes an aggregate of 300 Common Shares awarded to Ms. Francis in 2017 in her capacity as an officer and employee of RMR.

Potential Payments upon Termination or Change in Control

The form of share award agreement for awards made to our named executive officers provides for acceleration of vesting of all share awards upon the occurrence of certain change in control or termination events (each, a “Termination Event”). The following table describes the potential payments to our named executive officers upon a Termination Event, if such event had occurred, as of December 31, 2021.
Name	Number of Shares Vested Upon Termination Event (#)	Value Realized on Termination Event as of December 31, 2021 ($)(1)
Jennifer F. Francis	73,500	227,115
Richard W. Siedel Jr	41,500	128,235

(1)
Equals the number of Common Shares multiplied by the closing price of the Common Shares on December 31, 2021.

From time to time we have approved, and may in the future approve, the acceleration of vesting of Common Shares previously awarded under the Share Award Plan to former employees of RMR, which may include individuals who are our executive officers, when their employment with RMR is terminated.
For a discussion of the consequences of a Termination Event under our business and property management agreements with RMR, see the below “Related Person Transactions” section.
Pay Ratio

Pay ratio disclosure under Item 402(u) has not been provided because we do not have any employees.

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PROPOSAL 3:	APPROVAL OF THE AMENDED AND RESTATED 2012 EQUITY COMPENSATION PLAN
We are asking shareholders to approve the Amended and Restated 2012 Equity Compensation Plan (the “Amended and Restated Plan”). The Amended and Restated Plan increases the number of Common Shares available under the plan from the 3,000,000 previously reserved under the predecessor 2012 Equity Compensation Plan, as amended (the “Predecessor Plan”), to an aggregate of 5,250,000 and extends the term of the plan until the tenth anniversary of our 2022 Annual Meeting.
Background
The Amended and Restated Plan provides that an aggregate of 5,250,000 Common Shares are available for award under the plan pursuant to grants of Common Shares or Common Shares subject to restrictions (“Restricted Shares”). As of March 22, 2022, 1,122,101 Common Shares were available for grants of future awards pursuant to the Predecessor Plan, and there were 840,720 unvested Restricted Shares outstanding, which remain subject to possible forfeiture to, or repurchase for nominal consideration by, us as provided in applicable share award agreements.
Our Board believes that equity and equity-based compensation assists in recognizing executives’ and other service providers’ scope of responsibilities, rewarding demonstrated performance and leadership, motivating future performance, aligning the interests of our executives and other service providers with those of our other shareholders and motivating executives and other service providers to remain in the service of our Company and RMR and to continue to provide services to us through the term of the awards. The Amended and Restated Plan, if approved by shareholders, will be the only plan we have to provide equity and equity-based incentive compensation to eligible individuals. The term of the Predecessor Plan will expire on May 17, 2022, but has been extended by our Board, subject to shareholder approval, following which, absent approval of the Amended and Restated Plan, we will no longer have an equity compensation plan to assist us in accomplishing our compensation objectives.
We believe that the number of Common Shares available for issuance under the Amended and Restated Plan is necessary to allow us to continue our equity compensation program for up to the next four years based on current expectations (although the Amended and Restated Plan will have a term that runs until the tenth anniversary of our 2022 Annual Meeting).
For purposes of evaluating our equity compensation program, shareholders may wish to consider two key metrics: “historical burn rate” and “overhang.”
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Historical Burn Rate. Our historical burn rate is equal to the number of Common Shares subject to equity awards granted during a period, in proportion to our basic weighted average Common Shares outstanding for the period. Our burn rate for the year ended December 31, 2021 was 0.4%, and our average annual burn rate for the three years ended December 31, 2021 was 0.2%.

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Overhang. Our overhang is the number of outstanding Common Shares that are subject to vesting requirements at year end plus the number of Common Shares available for future grants of equity awards in proportion to our Common Shares outstanding at year end excluding the unvested Restricted Shares. As of the year ended December 31, 2021, our overhang was 0.8%.

Material Terms of the Amended and Restated Plan
A copy of the Amended and Restated Plan is set forth as Annex A to this Proxy Statement. The material features of the Amended and Restated Plan are described below. The following description is intended to be a summary, and does not purport to be a complete statement of the terms of the Amended and Restated Plan. Accordingly, this summary is qualified in its entirety by reference to Annex A.
Administration.   The Amended and Restated Plan will continue to be administered by our Board or, in the discretion of our Board, a committee designated by our Board and comprised of at least two members of our Board. Our Board has delegated its authority to administer the Predecessor Plan to our Compensation Committee and such delegation is expected to remain in place with respect to the Amended and Restated

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Plan; however, our Board may revoke or rescind such delegations of authority in whole or in part at any time. Each member of any committee administering the Amended and Restated Plan is required to be a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and to meet such other requirements as our Board may determine to be necessary or appropriate. Our Board or a committee thereof has the authority to administer the Amended and Restated Plan, including the authority to interpret the plan, to make awards thereunder (and determine the terms of such awards) and to adopt and approve from time to time the forms of share award agreements under the Amended and Restated Plan.
Awards.   The Amended and Restated Plan permits discretionary awards of Common Shares, which will be subject to such terms and conditions as our Board or a committee may determine, which may include, without limitation, terms with respect to vesting, forfeiture, repurchase and transfer restrictions, typically based on continued employment or service. If it determines to do so, our Board or the designated committee may award shares under the Amended and Restated Plan that are not subject to vesting, forfeiture, repurchase and transfer restrictions (“Unrestricted Shares”); provided that no more than 25% of any individual award may consist of Unrestricted Shares at grant, other than awards of Common Shares to our Trustees that may constitute Unrestricted Shares in their entirety.
Participants.   The Amended and Restated Plan permits awards to be made to our Trustees and officers, employees of RMR, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries. Actual participants are determined by our Board or a committee thereof in its discretion.
Change in Control; Termination Event.   The Amended and Restated Plan provides that if we are subject to a “Change in Control” or a “Termination Event” (each as defined in the plan) unvested awards will vest upon the occurrence of such event.
Amendment and Termination.   The Amended and Restated Plan may be amended or terminated by our Board, subject to shareholder approval where required by law or applicable listing requirements. The Amended and Restated Plan will, unless terminated earlier by our Board, terminate on the tenth anniversary of our 2022 Annual Meeting. However, awards made before the termination of the Amended and Restated Plan may extend beyond that date in accordance with their terms.
Common Shares Available.   The total number of Common Shares that may be granted under the Amended and Restated Plan is 5,250,000, which number will be reduced by any shares that have been or may be issued prior to the effective date of the Amended and Restated Plan, subject to adjustment for certain transactions as set forth in the plan. If any Common Shares subject to an award (including awards granted under the Predecessor Plan, of which there were 1,877,899 outstanding as of March 22, 2022) are forfeited, cancelled, repurchased or surrendered (including in satisfaction of tax obligations), the shares with respect to such award will, to the extent of any such forfeiture, cancellation, repurchase or surrender, again be available for awards under the plan. The number of Common Shares reserved for issuance under the Amended and Restated Plan and the awards made under the plan are generally subject to adjustment by our Board upon the occurrence of a merger, sale of assets, reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities or any similar corporate transaction.
On March 28, 2022, the last reported sale price of the Common Shares on the Nasdaq was $2.98 per share.
Persons eligible to receive awards of shares under the Amended and Restated Plan will be those persons selected by our Board or committee in its discretion from among our Trustees and officers, employees of RMR, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries. As of March 22, 2022, we had two executive officers and seven Trustees, and RMR and its subsidiaries had approximately 600 employees who were not either executive officers or Trustees of the Company; all of those persons and other qualifying service providers of the Company would be eligible for awards under the Amended and Restated Plan. During 2021, 76 eligible Trustees, executive officers and RMR employees (and those of its subsidiaries) received awards under the Predecessor Plan.
Awards under the Amended and Restated Plan will generally be made in the discretion of our Board or designated committee thereof and are therefore not determinable at this time.

2022 Proxy Statement	49

Certain Federal Income Tax Consequences in Respect of the Amended and Restated Plan
The following is a summary of certain United States federal income tax consequences with respect to awards under the Amended and Restated Plan. Participants should consult with their own tax advisors and should not rely upon this summary.
Share Awards.   A participant in the Amended and Restated Plan receiving an unrestricted Common Share award (or the unrestricted portion of a Restricted Share award) will be taxed as ordinary compensation income in an amount equal to the fair market value of the Common Shares at the time of the award.
Restricted Shares.   The term “restricted shares” refers to an award of Common Shares under the Amended and Restated Plan that are subject to forfeiture restrictions. A participant generally will not be taxed upon the receipt of a Restricted Share award, but rather will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares at the time the Common Shares are no longer subject to a substantial risk of forfeiture, as defined in the Internal Revenue Code. A participant may, however, elect under Internal Revenue Code Section 83(b) and not later than 30 days after the transfer of such Common Shares to the participant to recognize ordinary compensation income at the time the Restricted Shares are awarded in an amount equal to the fair market value at that time, notwithstanding the fact that such Common Shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional income will be recognized by such participant at the time the restrictions lapse. However, if Common Shares subject to a Section 83(b) election are later forfeited, no tax deduction is allowable with respect to the previously recognized ordinary compensation income to the participant for the forfeited Common Shares.
The full amount of dividends or other distributions of property made with respect to Restricted Shares before the lapse of any applicable restrictions will constitute ordinary compensation income, unless a Section 83(b) election has been made.
Company Deductions.   The Company, as the recipient of the services rendered by the participant, will generally be entitled to a deduction at the same time as and in the same amount that the participant recognizes ordinary compensation income. The Company deductions referred to in this summary may be limited by Internal Revenue Code Section 162(m) for certain employees.
Share Usage
The annual share usage under the Predecessor Plan for the last three calendar years was as follows:
Year	Awards Granted (number of shares)	Weighted Average Shares Outstanding
2019	202,500	237,604,000
2020	420,000	237,739,000
2021	838,000	237,967,000

50	2022 Proxy Statement

Equity Compensation Plan Information
The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of March 22, 2022.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders—2012 Equity Compensation Plan	None	None	1,122,101
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	1,122,101
Approval of the Amended and Restated Plan requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2022 Annual Meeting.
Our Board of Trustees recommends a vote “FOR” the approval of the Amended and Restated Plan

2022 Proxy Statement	51

PROPOSAL 4:	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
Our Audit Committee has the sole authority and responsibility to hire, evaluate and, when appropriate, replace our independent auditors and is directly responsible for the appointment, compensation and general oversight of the work of our independent auditors. Our Audit Committee is responsible for approving the audit and permissible non-audit services provided by our independent auditors and the associated fees.
Our Audit Committee evaluates the performance of our independent auditors annually and determines whether to re-engage the current independent auditors or consider other audit firms. In doing so, our Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ technical expertise and knowledge of our operations and industry, the auditors’ independence, the results of inspections by the Public Company Accounting Oversight Board (“PCAOB”) and peer quality reviews of the auditors and the auditors’ reputation in the marketplace. In connection with the mandated rotation of our independent auditors’ lead engagement partner, our Audit Committee and its Chair consider the selection of the new lead engagement partner identified by our independent auditors.
Based on this evaluation, our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the fiscal year ending December 31, 2022. On June 12, 2020, our Audit Committee approved the engagement of Deloitte as our independent registered public accounting firm, effective as of such date. During the fiscal year ended December 31, 2019, and the subsequent interim period through June 12, 2020, we did not, nor did anyone on our behalf, consult with Deloitte with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that Deloitte concluded was an important factor that we consider in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Contemporaneously with our Audit Committee’s determination to engage Deloitte, our Audit Committee dismissed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm, effective as of such date.
The reports of Ernst & Young on our financial statements for the fiscal year ended December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our financial statements for the fiscal year ended December 31, 2019, and during the subsequent interim period through June 12, 2020, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter of the disagreement in their report. During the fiscal year ended December 31, 2019 and the subsequent interim period through June 12, 2020, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
We provided Ernst & Young with a copy of this disclosure and requested that Ernst & Young furnish us with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of Ernst & Young’s letter, dated June 15, 2020, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on June 15, 2020.
Our Audit Committee has determined to submit its selection of our independent auditors to our shareholders for ratification. This vote will ratify prior action by our Audit Committee and will not be binding upon our Audit Committee. However, our Audit Committee may reconsider its prior appointment of our independent auditors or consider the results of this vote when it determines who to appoint as our independent auditors in the future.
Audit Fees and All Other Fees

The following table shows the fees for audit and other services provided to us by Deloitte for the fiscal years ended December 31, 2021 and December 31, 2020 respectively.

52	2022 Proxy Statement

	2021 Fees	2020 Fees
Audit Fees	$1,266,688	$1,141,552
Audit Related Fees	0	—
Tax Fees	7,350	—
All Other Fees	812	948
The following table shows the fees for audit and other services provided to us by Ernst & Young LLP for the period it served as our independent auditor for the fiscal year ended December 31, 2020, at such times they served as our independent auditors.
2020 Fees
Audit Fees	$137,000
Audit Related Fees	—
Tax Fees	7,000
All Other Fees	992
Audit Fees.   This category includes fees associated with the annual financial statements audit and related audit procedures, the audit of internal control over financial reporting, work performed in connection with any registration statements and any applicable Current Reports on Form 8-K and the review of any of our Quarterly Reports on Form 10-Q.
Audit Related Fees.   This category consists of services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.” These services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.
Tax Fees.   This category consists of fees for tax services, including tax compliance, tax advice and tax planning.
All Other Fees.   This category consists of services that are not included in the above categories. The amounts for 2020 and 2021 relating to fees for other services provided to us by Ernst & Young and Deloitte, in each case, at such times they served as our independent auditors, reflect annual subscription fees for each independent auditor’s online accounting research application.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent auditors and to monitor their continuing independence. Under these policies, our independent auditors may not undertake any services unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and our Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible for reporting to our Audit Committee regarding compliance with these policies and procedures.
Our Audit Committee will not approve engagements of our independent auditors to perform non-audit services for us if doing so will cause our independent auditors to cease to be independent within the meaning of applicable SEC or Nasdaq rules. In other circumstances, our Audit Committee considers, among other things, whether our independent auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the PCAOB’s rules.

2022 Proxy Statement	53

All services for which we engaged Deloitte in fiscal 2021 and 2020 and Ernst & Young in fiscal 2020, in each case, at such times they served as our independent auditors, were approved by our Audit Committee. The total fees for audit and non-audit services provided by Deloitte in fiscal 2021 and 2020 and Ernst & Young in fiscal 2020, in each case, at such times they served as our independent auditors, are set forth above. Our Audit Committee approved the engagement of Deloitte in fiscal 2021 and 2020, and Ernst & Young in fiscal 2020 to provide the non-audit services described above because it determined that Deloitte in fiscal 2021 and 2020 and Ernst & Young in fiscal 2020 providing these services would not compromise each independent auditor’s independence and that each firm’s familiarity with our record keeping and accounting systems would permit the firm to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.
Other Information

We have been advised by Deloitte that neither the firm, nor any member of the firm, has any material interest, direct or indirect, in any capacity in us or our subsidiaries.
One or more representatives of Deloitte will be present at our 2022 Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Ratification of the appointment of our independent auditors requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2022 Annual Meeting.
Our Board of Trustees recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

54	2022 Proxy Statement

REPORT OF OUR AUDIT COMMITTEE
In the course of the Audit Committee (our “Audit Committee”) of the Board of Trustees (our “Board of Trustees”) of Diversified Healthcare Trust’s oversight of our financial reporting process, our Audit Committee has: (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2021; (ii) discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301; (iii) received the written disclosures and the letter from our auditors required by applicable requirements of the PCAOB regarding our independent auditors’ communications with our Audit Committee concerning independence; (iv) discussed with our independent auditors their independence; and (v) considered whether the provision of non-audit services by our independent auditors is compatible with maintaining their independence and concluded that it is compatible at this time.
Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Trustees that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.
Daniel F. LePage, Chair
John L. Harrington
Lisa Harris Jones
Jeffrey P. Somers

2022 Proxy Statement	55

FREQUENTLY ASKED QUESTIONS
Proxy Materials and Voting Information
1.
What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our 2022 Annual Meeting include the Notice Regarding the Availability of Proxy Materials, Notice of 2022 Annual Meeting, this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2021 (collectively, the “proxy materials”). If you request a paper copy of these materials, the proxy materials will also include a proxy card or voting instruction form.
A proxy statement is a document that SEC regulations require us to give you when we ask you to return a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called your proxy.
2.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Shareowner Services, you are considered a shareholder of record of those shares. If you are a shareholder of record, you should receive only one notice or proxy card for all the Common Shares you hold, whether in certificate or book entry form.
If your shares are held in an account you own at a bank or brokerage firm or you hold shares through another nominee, you are considered the “beneficial owner” of those shares. If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your Common Shares.
If you hold some shares of record and some shares beneficially, you should receive a notice or proxy card for all the Common Shares you hold of record and a separate voting instruction form for the shares from the bank, broker or other nominee through which you own Common Shares.
3.
What different methods can I use to vote?

By Telephone or Internet.   All shareholders of record can authorize a proxy to vote their shares by touchtone telephone by calling 1-800-690-6903, or through the internet at www.proxyvote.com, using the procedures and instructions described in your Notice Regarding the Availability of Proxy Materials or proxy card. Beneficial owners may authorize a proxy by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or nominee will include the instructions with the proxy voting materials. To authorize a proxy by telephone or internet, you will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. The telephone and internet proxy authorization procedures are designed to authenticate shareholder identities, to allow shareholders to authorize a proxy to vote their shares and to confirm that their instructions have been recorded properly. Proxies submitted by telephone or through the internet must be received by 11:59 p.m., Eastern time, on June 1, 2022 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern time, on the day immediately preceding the date of the reconvened meeting.
By Written Proxy.   All shareholders of record also can submit voting instructions by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee. Proxies submitted by mail must be received by 11:59 p.m., Eastern time, on June 1, 2022 or, if the

56	2022 Proxy Statement

meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern time, on the day immediately preceding the date of the reconvened meeting.
Electronically at our 2022 Annual Meeting.
•
All shareholders of record may vote electronically at the meeting, as described in the response to question 11. Even if you plan to attend our 2022 Annual Meeting, we recommend that you follow the voting directions described above, so that your vote will be counted if you later decide not to attend our 2022 Annual Meeting.

•
Beneficial owners may vote electronically at our 2022 Annual Meeting if they have a legal proxy, as described in the response to questions 11 and 12.

A shareholder may revoke a proxy at any time before it is voted at our 2022 Annual Meeting, subject to the proxy voting deadlines described above, by authorizing a proxy again on a later date by internet or by telephone, by signing and returning a later dated proxy card, by attending the meeting and voting electronically or by sending an original written statement revoking the prior proxy to our Secretary at our principal executive office (or by hand delivery to the Secretary before the taking of the vote at our 2022 Annual Meeting). Attendance at our 2022 Annual Meeting will not, by itself, revoke a duly executed proxy.
Beneficial owners who wish to change their votes should contact the organization that holds their shares.
If you have any questions or need assistance in voting your shares or authorizing your proxy, please call the firm assisting us in the solicitation of proxies:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Shareholders: (800) 967-5074
Brokers: (212) 269-5550
4.
Who may vote at our 2022 Annual Meeting?

Holders of record of Common Shares as of the close of business on March 22, 2022, the record date, or their duly authorized proxies may vote at the meeting. Holders of Common Shares are entitled to one vote for each Common Share held on the record date.
5.
What if I authorize a proxy and do not specify how my shares are to be voted?

If you submit a signed proxy card or authorize a proxy by internet or telephone, but do not indicate how your Common Shares should be voted on one or more proposals, then the proxies will vote your shares as our Board recommends on those proposals. Other than the proposals listed on pages 22, 38, 48 and 52 we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their discretion.
6.
What is a quorum? How are abstentions and broker non-votes counted?

A quorum of shareholders is required for shareholders to take action at our 2022 Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at our 2022 Annual Meeting constitutes a quorum.
Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter), if any, are included in determining whether a quorum is present. Abstentions are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of any Proposal to be acted upon at the 2022 Annual Meeting. Broker non-votes are not

2022 Proxy Statement	57

votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of Proposal 1, 2 or 3. There can be no broker non-votes on Proposal 4 as it is a matter on which, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on your behalf.
With respect to Proposal 1, a proxy marked “WITHHOLD” will have the same effect as an abstention and will not be counted for purposes of determining a plurality of votes cast, but will be counted as a vote “AGAINST” for purposes of determining a majority of votes cast under the Company’s Trustee resignation policy. Pursuant to the Company’s Governance Guidelines, if a Trustee nominee fails to receive a majority of votes cast, he or she will offer to resign from our Board, and our Board will decide whether to accept or reject the resignation offer.
7.
Can I access the proxy materials on the internet? How can I sign up for the electronic proxy delivery service?

The Notice of 2022 Annual Meeting, this Proxy Statement and the Annual Report are available at www.proxyvote.com. You may access these proxy materials on the internet through the conclusion of our 2022 Annual Meeting.
Instead of receiving future copies of our proxy materials by mail, shareholders of record and most beneficial owners may elect to receive these materials electronically. Opting to receive your future proxy materials electronically will reduce the environmental impact of our annual meeting, save us the cost of printing and mailing documents, and also will give you an electronic link to our proxy voting site. Your Notice Regarding the Availability of Proxy Materials instructs you as to how you may request electronic delivery of future proxy materials.
8.
How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist with the solicitation of proxies for an estimated fee of $12,500 plus reimbursement of expenses. We have agreed to indemnify D.F. King against certain liabilities arising out of our agreement with D.F. King. We will request banks, brokers and other nominees to forward proxy materials to the beneficial owners of Common Shares and to obtain their voting instructions. We will reimburse those firms for their expenses of forwarding proxy materials.
Proxies may also be solicited, without additional compensation, by our Trustees and officers, and by RMR, its officers and employees and its parent’s and subsidiaries’ directors, trustees, officers and employees, by mail, telephone or other electronic means or in person.
9.
What is householding?

As permitted by the Exchange Act and our Bylaws, we may deliver to shareholders only one copy of the Notice Regarding the Availability of Proxy Materials, Notice of 2022 Annual Meeting, this Proxy Statement and the Annual Report to Shareholders residing at the same address, unless a shareholder at such address has notified us of such shareholder’s desire to receive separate copies of those documents. This practice is known as “householding.”
We will deliver a separate copy of any of those documents to you if you write to us at Investor Relations, Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8234. If you want to receive separate copies of our notices regarding the availability of proxy materials, notices of annual meetings, proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee, or you may contact us at the above address or telephone number.

58	2022 Proxy Statement

2022 Annual Meeting Information
10.
Why is our 2022 Annual Meeting being held virtually?

In light of the COVID-19 pandemic, we believe hosting our 2022 Annual Meeting virtually will help ensure the health and safety of our shareholders, Board and other stakeholders. Shareholders attending our 2022 Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.
11.
How do I attend our virtual 2022 Annual Meeting?

Attendance at the meeting is limited to our Trustees and officers, shareholders as of the close of business on the record date (March 22, 2022) or their duly authorized representatives or proxies, and other persons permitted by the Chair of the meeting.
•
Record owners: If you are a shareholder as of the close of business on the record date who holds shares directly, you may participate in our 2022 Annual Meeting via internet webcast by visiting the following website and following the registration and participation instructions contained therein: https://www.viewproxy.com/DiversifiedHealthcareTrust/2022. Please have the control number located on your proxy card or voting information form available.

•
Beneficial owners: If you are a shareholder as of the record date who holds shares indirectly through a brokerage firm, bank or other nominee, you must register in advance to attend our 2022 Annual Meeting. You will need to present evidence of your beneficial ownership of shares. For this purpose, a copy of a letter or account statement from the applicable brokerage firm, bank or other nominee confirming such ownership will be acceptable. If you are a beneficial owner and want to vote your shares at our 2022 Annual Meeting, you must also provide a legal proxy from your bank, broker or other nominee. You will not be able to vote your shares at our 2022 Annual Meeting without a legal proxy, as described in the response to question 12. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a legal proxy form.

To register, you must submit proof of your beneficial ownership of shares and legal proxy, as applicable, along with your name and address, to virtualmeeting@viewproxy.com. Upon successful preregistration, you will receive a confirmation email from customercare@gotowebinar.com confirming registration and providing further instructions regarding attending our 2022 Annual Meeting. Beneficial owners should complete the registration process noted above at least three days in advance of our 2022 Annual Meeting to ensure that all documentation and verifications are in order.
If you have questions regarding these admission procedures, please call Investor Relations at (617) 796-8234.
12.
How can I vote electronically at our 2022 Annual Meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at our 2022 Annual Meeting, you need to first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend our 2022 Annual Meeting. Please follow the procedures described in the response to questions 3 and 11.
You will not be able to vote your shares at the meeting without a legal proxy. If you do not have a legal proxy, you can still attend the meeting by following the procedures described in the response to question 11. However, you will not be able to vote your shares at the meeting without a legal proxy. We encourage you to vote your shares in advance, even if you intend to attend the meeting.
13.
How can I ask questions at our 2022 Annual Meeting?

Shareholders as of the record date who attend and participate in our 2022 Annual Meeting at https://www.viewproxy.com/DiversifiedHealthcareTrust/2022 will have an opportunity to submit questions live

2022 Proxy Statement	59

via the internet during a designated portion of the program. Shareholders must have available their control number provided on their proxy card or voting instruction form.
If you experience any technical difficulties accessing our 2022 Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of our 2022 Annual Meeting.
Company Documents, Communications and Shareholder Proposals
14.
How can I view or request copies of our SEC filings and other documents?

You can visit our website to view our Governance Guidelines, Board committee charters and the Code. To view these documents, go to www.dhcreit.com, click on “Investors” and then click on “Governance.” To view our SEC filings and Forms 3, 4 and 5 filed by our Trustees and executive officers, go to www.dhcreit.com, click on “Investors,” click on “Financial Information” and then click on “SEC Filings.”
We will deliver free of charge, upon request, a copy of our Governance Guidelines, Board committee charters, Code or Annual Report to any shareholder requesting a copy. Requests should be directed to Investor Relations at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
15.
How can I communicate with our Trustees?

Any shareholder or other interested person who wants to communicate with our Trustees should write to such Trustee(s), c/o Secretary, Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or email secretary@dhcreit.com. The communication will then be delivered to the Trustee(s).
16.
How do I submit a nomination or other proposal for action at the 2023 annual meeting of shareholders?

A nomination or proposal for action to be presented by any shareholder at our 2023 annual meeting of shareholders must be submitted as follows:
•
For a proposal to be eligible to be included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at our principal executive office by November 29, 2022.

•
If the shareholder nomination is to be included in the proxy statement pursuant to our proxy access bylaw, the nomination must be made in accordance with the procedures and requirements set forth in our Bylaws and must be received by us not later than 5:00 p.m., Eastern time, on November 29, 2022 and not earlier than October 30, 2022.

•
If the shareholder nomination or proposal is not to be included in the proxy statement pursuant to our proxy access bylaw or Rule 14a-8, the nomination or proposal must be made in accordance with the procedures and requirements set forth in our Bylaws and must be received by us not later than 5:00 p.m., Eastern time, on November 29, 2022 and not earlier than October 30, 2022.

Proposals should be sent to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
For additional information regarding how to submit a shareholder proposal, see page 20 of this Proxy Statement.

60	2022 Proxy Statement

RELATED PERSON TRANSACTIONS
The descriptions of agreements in this “Related Person Transactions” section do not purport to be complete and are subject to, and qualified in their entirety by, reference to the actual agreements, copies of certain of which are filed as exhibits to the Annual Report.
A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.
A “related person” means any person who is, or at any time since January 1, 2021 was:
•
a Trustee, a nominee for Trustee or an executive officer of ours;

•
known to us to be the beneficial owner of more than 5.0% of the outstanding Common Shares when a transaction in which such person had a direct or indirect material interest occurred or existed;

•
an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets; or

•
a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

We have adopted written Governance Guidelines that describe the consideration and approval of related person transactions. Under these Governance Guidelines, we may not enter into a transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction must be reviewed, authorized and approved or ratified by both (i) the affirmative vote of a majority of our Board and (ii) the affirmative vote of a majority of the Independent Trustees. In determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, also act in accordance with any applicable provisions of our Declaration of Trust and Bylaws, consider all of the relevant facts and circumstances and approve only those transactions that they determine are fair and reasonable to us. All related person transactions described in Annex B to this Proxy Statement were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies, Declaration of Trust and Bylaws, each as described above. In the case of any transactions with us by employees of RMR and its subsidiaries who are subject to the Code but who are not our Trustees or executive officers, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested. Copies of our Governance Guidelines and the Code are available on our website, www.dhcreit.com.
Certain related person transactions are set forth in Annex B to this Proxy Statement.

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OTHER INFORMATION
At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy card intend to vote the shares for which they have been appointed or authorized as proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.
Jennifer B. Clark
Secretary
Newton, Massachusetts
March 29, 2022

62	2022 Proxy Statement

ANNEX A—AMENDED AND RESTATED 2012 EQUITY COMPENSATION PLAN
DIVERSIFIED HEALTHCARE TRUST
Diversified Healthcare Trust hereby adopts the Diversified Healthcare Trust Amended and Restated 2012 Equity Compensation Plan, effective as of the Restatement Effective Date (as defined in Section VIII).
I. PURPOSE
The Plan is intended to advance the interests of the Company and its subsidiaries by providing a means of rewarding selected officers and Trustees of the Company, employees of the Manager, and others rendering valuable services to the Company, its subsidiaries or to the Manager, through grants of the Company’s Shares.
II. DEFINITIONS
Terms that are capitalized in the text of the Plan have the meanings set forth below:
(a)
“Board” means the Board of Trustees of the Company.

(b)
“Company” means Diversified Healthcare Trust, a Maryland real estate investment trust.

(c)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)
“Key Person” means an employee, consultant, advisor, Trustee, director, officer or other person providing services to the Company, to a subsidiary of the Company, or to the Manager.

(e)
“Manager” means a person or entity providing management or administrative services to the Company.

(f)
“Participant” means a person to whom Shares have been granted, or any other person who becomes owner of the shares by reason of such person’s death or incapacity.

(g)
“Plan” means this Diversified Healthcare Trust Amended and Restated 2012 Equity Compensation Plan, as it may be amended from time to time.

(h)
“Securities Act” means the Securities Act of 1933, as amended.

(i)
“Share Agreement” means an agreement between the Company and a Participant regarding Shares issued to the Participant pursuant to the Plan.

(j)
“Shares” means the Company’s common shares of beneficial interest, par value $.01 per share.

(k)
“Trustee” means a member of the Board.

III. SHARES SUBJECT TO THE PLAN
Subject to the provisions of Article VII, the maximum number of Shares which may be granted under the Plan is 5,250,000, subject to adjustment as set forth herein. If any Shares subject to an award under the Plan (including prior to the Restatement Effective Date) are forfeited, cancelled, repurchased or surrendered (including in satisfaction of tax obligations), the Shares with respect to such award shall, to the extent of any such forfeiture, cancellation, repurchase or surrender, again be available for awards under the Plan.
Subject to the terms of any Share Agreement, a holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any distributions, unless the Board shall otherwise determine. Certificates representing Shares may be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any. In the event that the Shares are not represented by a certificate, the Company shall direct the Company’s registrar and transfer agent to make an appropriate notation of the restrictions on transfer to which the Shares are subject in the stock books

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and records of the Company. In addition, the Company may hold the certificates representing Shares pending lapse of any applicable vesting, forfeiture, repurchase, transfer or similar restrictions.
IV. METHOD OF GRANTING SHARES
Grants of Shares to any Key Person shall be made by action of the Board, which shall have the sole discretion to select persons to whom Shares are to be granted, the amount and timing of each such grant, the extent, if any, to which vesting restrictions or other conditions (which may include repurchase rights) shall apply to the award and all other terms and conditions of any award (which terms and conditions need not be the same as between recipients or awards). If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option and in its discretion without further notice to the Participant. No Trustee or officer of the Company may be granted more than 1,000,000 Shares under the Plan after the Restatement Effective Date. Nothing in this Section IV shall prevent the Board from delegating its authority to make grants to a committee pursuant to Section V. No agreement is required to be executed in respect of awards of vested Shares.
V. ADMINISTRATION OF THE PLAN
The Plan shall be administered by the Board or, in the discretion of the Board, a committee designated by the Board and composed of at least two (2) members of the Board. All references in the Plan to the Board shall be understood to refer to such committee or the Board, whichever shall be administering the Plan from time to time. All questions of interpretation and application of the Plan and of grants of Shares shall be determined by the Board in its sole discretion and the Board shall have the authority to do all things necessary to carry out the purposes of the Plan, and its determinations shall be final and binding upon all persons, including the Company and all Participants. Without limiting the generality of the foregoing, the Board is authorized to (i) adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement; (ii) make adjustments to awards in response to changes in applicable laws, regulations, or accounting principles; and (iii) prescribe, amend and rescind rules and regulations relating to the Plan. If it determines to do so, the Board may grant shares under this Plan which are not subject to vesting, forfeiture, repurchase and transfer restrictions (“Unrestricted Shares”); provided that no more than 25% of any individual award may consist of Unrestricted Shares at grant, other than awards of Common Shares to our Trustees that may constitute Unrestricted Shares in their entirety.
For so long as Section 16 of the Exchange Act is applicable to the Company, each member of any committee designated to administer the Plan shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and shall meet such other requirements as the Board may determine to be necessary or appropriate.
With respect to persons subject to Section 16 of the Exchange Act (“Insiders”) with respect to the Company, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.
VI. ELIGIBLE PERSONS
The persons eligible to receive grants of Shares shall be those persons selected by the Board in its discretion from among Key Persons who contribute to the business of the Company and its subsidiaries.
VII. CHANGES IN CAPITAL STRUCTURE
In the event of any stock dividend or other similar distribution (whether in the form of stock or other securities), stock split or combination of shares (including a reverse stock split), conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, extraordinary cash dividend or other similar transaction or event, the Board shall make adjustments to the maximum number of Shares that may be issued under the Plan under Article III and Article IV and shall also make appropriate adjustments to the number and kind of shares of stock, securities or other property (including cash) subject to awards then outstanding under the Plan affected by such change and to the other terms and conditions of such awards. No fractional Shares shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

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VIII. RESTATEMENT EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN
The Plan shall be effective at the close of business on June 2, 2022 (the “Restatement Effective Date”), subject to its approval by the Company’s shareholders. Shares may be granted under the Plan from time to time until the close of business on the tenth anniversary of the Restatement Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan. The Board hereafter may at any time amend or terminate the terms of an award or the Plan in any respect, provided that (without limiting Article VII hereof) the Board may not, without the affected Participant’s consent, amend or terminate the terms of an award or the Plan so as to affect adversely the Participant’s rights under an outstanding award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by applicable law or listing requirement.
IX. MISCELLANEOUS
A.
Nonassignability of Shares. Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement or as may be permitted by the Board.

B.
No Guarantee of Employment. Neither the award of Shares nor a Share Agreement shall give any person the right to continue in the employment or service of, or to continue to act as an officer or, Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Manager.

C.
Tax Withholding; Section 409A. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares, and, as a condition to the receipt of any grant of Shares, a Participant agrees that if the amount payable to him or her by the Company in the ordinary course is insufficient to pay such taxes, he or she shall, upon request of the Company, pay the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Board may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Shares, by withholding from the Shares to be issued to such Participant or by accepting delivery of Shares already owned by him or her. The fair market value of the Shares for this purpose shall be the closing price of the Shares on the principal securities exchange on which the Shares are listed on the date such Shares are repurchased by the Company, unless otherwise determined by the Board in its discretion.
If payment of withholding taxes is made in whole or in part in Shares, the Participant shall deliver to the Company share certificates registered in his or her name or other evidence of legal and beneficial ownership of Shares owned by him or her, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the Shares represented by such share certificates. The Compensation Committee may approve comparable procedures to those set forth in the preceding sentence in the event of shares held in book-entry form. If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay the withholding obligation in the form of Shares shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.
It is intended that awards granted under the Plan be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and the Plan and such awards shall be construed in accordance with that intention.
D.
Conditions to Issuance. The issuance of Shares under the Plan is subject to compliance with (1) the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of Shares and (2) the listing rules of any stock exchange or national market system on which the Shares are listed.

E.
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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F.
Governing Law. The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to contracts made and to be performed therein, without reference to the conflicts of law principles thereof.

G.
Change in Control. Each unvested Share under the Plan immediately prior to the occurrence of a “Change in Control” or a “Termination Event” shall become fully vested upon the occurrence of the Change in Control or Termination Event, as each term is defined below.

A “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:
(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of either the then outstanding common shares of beneficial interest of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c)(i) below;
(b) the following individuals cease for any reason to constitute a majority of the number of Trustees then serving: individuals who, on the Restatement Effective Date, constitute the Board and any new Trustee (other than a Trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Trustees) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Trustees then in office who either were Trustees on the Restatement Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or
(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding anything to the contrary set forth herein, a transaction involving the Company and an Excluded Entity (or Affiliate) in which the award of Shares is to be assumed by the successor (or replaced by a substantially equivalent award) shall not constitute a Change in Control.
A “Termination Event” shall occur if The RMR Group LLC (or any entity controlled by, under common control with or controlling The RMR Group LLC) ceases to be the manager or shared services provider to the Company.
For purposes of the defined terms used in this Section IX G., but not previously defined in the Plan, the following definitions shall apply:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

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“Excluded Entity” shall mean any entity to which The RMR Group LLC (or any entity controlled by, under common control with or controlling The RMR Group LLC) provides management, advisory or shared services.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

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ANNEX B—CERTAIN RELATED PERSON TRANSACTIONS
Relationship with ALR.   ALR was our 100% owned subsidiary until we distributed our common shares to our shareholders in 2001. We are currently ALR’s largest stockholder, beneficially owning, as of December 31, 2021, 10,691,658 ALR common shares, or 32.7% of ALR’s outstanding common shares. Five Star is an operating division of ALR. Five Star manages certain of the senior living communities we own pursuant to the Master Management Agreement (as defined below).
RMR provides management services to us and ALR. As of December 31, 2021, ABP Acquisition LLC, a subsidiary of ABP Trust, the controlling shareholder of RMR Inc., together with ABP Trust, owned approximately 6.2% of ALR’s outstanding common shares. One of our Managing Trustees, Adam Portnoy is the chair of the board of directors and a managing director of ALR. ALR’s president and chief executive officer and executive vice president, chief financial officer and treasurer are officers and employees of RMR.
In order to effect the distribution of ALR common shares to our shareholders in 2001 and to govern our relations with ALR (including Five Star) thereafter, ALR (including Five Star) entered agreements with us and others, including RMR. Since then, we have entered various management and other agreements with ALR (including Five Star) that include provisions that confirm and modify these undertakings. Among other things, these agreements provide that:
•
so long as we remain a REIT, ALR may not waive the share ownership restrictions in its charter that prohibit any person or group from acquiring more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class of ALR stock without our consent;

•
so long as Five Star is our tenant or manager, ALR will not permit nor take any action that, in our reasonable judgment, might jeopardize our qualification for taxation as a REIT;

•
we have the right to terminate the management agreements we have with Five Star upon the acquisition by a person or group of more than 9.8% of ALR’s voting stock or other change in control events, as defined therein, affecting ALR, including the adoption of any shareholder proposal (other than a precatory proposal) or the election to ALR’s board of directors of any individual, if such proposal or individual was not approved, nominated or appointed, as the case may be, by a majority of ALR’s directors in office immediately prior to the making of such proposal or the nomination or appointment of such individual; and

•
so long as Five Star is our tenant or our manager or has a business management agreement with RMR, ALR will not acquire or finance any real estate of a type then owned or financed by us or any other RMR Client without first giving us or such RMR Client, as applicable, the opportunity to acquire or finance that real estate.

2021 Amendments to our Management Arrangements with Five Star.   On June 9, 2021, we amended our management arrangements with Five Star. The principal changes to the management arrangements included:
•
that Five Star agreed to cooperate with us in transitioning 108 of our senior living communities with approximately 7,500 living units to other third party managers without our payment of any termination fee to Five Star;

•
that we no longer have the right to sell up to an additional $682 million of senior living communities currently managed by Five Star and terminate Five Star’s management of those communities without our payment of a fee to Five Star upon sale;

•
that Five Star is continuing to manage 120 of our senior living communities, and that the skilled nursing units in all of our continuing care retirement communities that Five Star is continuing to manage, which then included approximately 1,500 living units, were closed and are being evaluated and repositioned;

•
that beginning in 2025, we will have the right to terminate up to 10% of the senior living communities that Five Star is continuing to manage, based on total revenues per year for failure to meet 80% of a target EBITDA for the applicable period;

•
that the incentive fee that Five Star may earn in any calendar year for the senior living communities that Five Star is continuing to manage is no longer subject to a cap and that any senior living communities that are undergoing a major renovation or repositioning are excluded from the calculation of the incentive fee;

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•
that RMR will oversee any major renovation or repositioning activities at the senior living communities that Five Star is continuing to manage; and

•
that the term of our management agreements with Five Star for our senior living communities that Five Star is continuing to manage was extended by two years to December 31, 2036.

Pursuant to these changes, we and Five Star entered into an amended and restated master management agreement, (the “Master Management Agreement”), for the senior living communities that Five Star is continuing to manage. Pursuant to the Master Management Agreement, Five Star receives a management fee equal to 5% of the gross revenues realized at the applicable senior living communities plus reimbursement for its direct costs and expenses related to such communities. Commencing with the calendar year 2021, Five Star may receive an annual incentive fee equal to 15% of the amount by which the annual earnings before interest, taxes, depreciation and amortization, (“EBITDA”), of all communities on a combined basis exceeds the target EBITDA for all communities on a combined basis for such calendar year. The target EBITDA for those communities on a combined basis is increased annually based on the greater of the annual increase of the consumer price index, (“CPI”), or 2%, plus 6% of any capital investments funded at the managed communities on a combined basis in excess of the target capital investment. Unless otherwise agreed, the target capital investment increases annually based on the greater of the annual increase of CPI or 2%. Any senior living communities that are undergoing a major renovation or repositioning are excluded from the calculation of the incentive fee.
The Master Management Agreement expires in 2036, subject to Five Star’s right to extend for two consecutive five year terms if Five Star achieves certain performance targets for the combined managed communities portfolio, unless earlier terminated. Pursuant to the Master Management Agreement, beginning in 2025, we have the right to terminate up to 10% of the senior living communities that Five Star is continuing to manage, based on total revenues per year for failure to meet 80% of a target EBITDA for the applicable period. Pursuant to a guaranty agreement dated as of January 1, 2020, and subsequently amended and restated on June 9, 2021, made by ALR in favor of our applicable subsidiaries, ALR has guaranteed the payment and performance of each of its applicable subsidiary’s obligations under the Master Management Agreement.
As of December 31, 2021, we had transitioned 107 of the 108 senior living communities, containing 7,340 living units, from Five Star to new third party managers. The remaining senior living community was closed and we are assessing opportunities to redevelop that property. We incurred and expect to continue to incur costs related to retention and other transition costs for the 107 transitioned communities. For the year ended December 31, 2021, we recorded $17.4 million of these costs, of which $13.3 million represent expenses reimbursed to Five Star.
Our Senior Living Communities Managed by Five Star.   Five Star managed 120 senior living communities for our account as of December 31, 2021. We lease our senior living communities that are managed by Five Star to our taxable REIT subsidiaries, and Five Star manages these communities pursuant to long term management agreements.
We incurred management fees payable to Five Star of approximately $47.5 million for the year ended December 31, 2021. In addition to providing management services to us, Five Star also provides certain other services to residents at some of the senior living communities it manages for us, such as rehabilitation services. At senior living communities Five Star manages for us where Five Star provides rehabilitation services on an outpatient basis, the residents, third party payers or government programs pay Five Star for those rehabilitation services. At senior living communities Five Star manages for us where Five Star provides both inpatient and outpatient rehabilitation services, we generally pay Five Star for those rehabilitation services and charges for these services are included in amounts charged to residents, third party payers or government programs. We incurred fees of approximately $11.2 million for the year ended December 31, 2021 with respect to rehabilitation services Five Star provided at senior living communities that are payable by us.
As a result of routine monitoring protocols that are a part of Five Star ‘s compliance program activities related to Medicare billing, Five Star discovered potentially inadequate documentation at one of our senior living communities that Five Star manages. This monitoring was not initiated in response to any specific complaint or allegation but rather was of the type that Five Star periodically undertakes to test its compliance with applicable Medicare billing rules. We and Five Star voluntarily disclosed this matter to the United

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States Department of Health and Human Services, Office of the Inspector General, or the OIG, pursuant to the OIG’s Provider Self-Disclosure Protocol. In January 2021, we and Five Star settled this matter with the OIG and we agreed to pay approximately $5.8 million in exchange for a customary release, but we and Five Star did not admit any liability. We paid that amount to the OIG in January 2021.
We lease to Ageility, an operating division of ALR, space at certain of our senior living communities, which it uses to provide certain outpatient rehabilitation and wellness services. We recognized $1.6 million of rent for the year ended December 31, 2021 in connection with these lease arrangements.
Five Star participates in our property insurance program for the senior living communities Five Star owns and leases. The premiums Five Star pays for this coverage are allocated pursuant to a formula based on the profiles of the properties included in the program. Five Star’s program cost for the policy year ending June 30, 2022 is $0.6 million.
Relationships with RMR and Others Related to It.   We have relationships and historical and continuing transactions with RMR, RMR Inc., and others related to them, including other RMR Clients and some of which have trustees, directors or officers who are also our Trustees or officers. RMR Inc. is the managing member of RMR. The Chair of our Board and one of our Managing Trustees, Adam Portnoy, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., a managing director and the president and chief executive officer of RMR Inc. and an officer and employee of RMR. Jennifer F. Francis, our other Managing Trustee and our President and Chief Executive Officer, is an executive vice president of RMR, and she and Richard W. Siedel, Jr., our Chief Financial Officer and Treasurer, are also employees and officers of RMR. Jennifer B. Clark, our Secretary and former Managing Trustee, also serves as a managing director and the executive vice president, general counsel and secretary of RMR Inc., an officer and employee of RMR, an officer of ABP Trust and a managing director and secretary of ALR.
Some of our Independent Trustees also serve as independent trustees or independent directors of other RMR Clients. Adam Portnoy serves as the chair of the boards of trustees or boards of directors and as a managing director or managing trustee of each of these public companies. Other officers of RMR, including Ms. Clark and certain of our officers, serve as managing trustees, managing directors or officers of certain of these companies. In addition, officers of RMR and RMR Inc. serve as our officers and officers of other companies to which RMR provide management services.
We have no employees. The personnel and various services we require to operate our business are provided to us by RMR. We have two agreements with RMR to provide management services to us: (i) a business management agreement, which relates to our business generally, and (ii) a property management agreement, which relates to the property level operations of our medical office and life science properties and major renovation or repositioning activities at our senior living communities that we may request RMR to manage from time to time. Both of these agreements are described below, see “—Management Agreements with RMR.”
Management Agreements with RMR.   Our management agreements with RMR provide for an annual base management fee, an annual incentive management fee and property management and construction supervision fees, payable in cash, among other terms:
•
Base Management Fee.   The annual base management fee payable to RMR by us for each applicable period is equal to the lesser of:

○
the sum of (a) 0.5% of the daily weighted average of the aggregate book value of our real estate assets owned by us or our subsidiaries as of October 12, 1999 (the “Transferred Assets”), plus (b) 0.7% of the average aggregate historical cost of our real estate investments excluding the Transferred Assets up to $250.0 million, plus (c) 0.5% of the average aggregate historical cost of our real estate investments excluding the Transferred Assets exceeding $250.0 million; and

○
the sum of (a) 0.7% of the average closing price per Common Share on the stock exchange on which such Common Shares are principally traded during such period, multiplied by the average number of Common Shares outstanding during such period, plus the daily weighted average of the aggregate liquidation preference of each class of our preferred shares outstanding during such period, plus the daily weighted average of the aggregate principal amount of our consolidated indebtedness during such period (together, the “Company’s Average Market

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Capitalization”), up to $250.0 million, plus (b) 0.5% of the Company’s Average Market Capitalization exceeding $250.0 million.
The average aggregate historical cost of our real estate investments includes our consolidated assets invested, directly or indirectly, in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs and costs which may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar non-cash reserves.
•
Incentive Management Fee.   The incentive management fee which may be earned by RMR for an annual period is calculated as follows:

○
An amount, subject to a cap, based on the value of the outstanding Common Shares, equal to 12.0% of the product of:

▪
our equity market capitalization on the last trading day of the year immediately prior to the relevant three year measurement period, and

▪
the amount (expressed as a percentage) by which the total return per share, as defined in the business management agreement and further described below, of the holders of Common Shares (i.e., share price appreciation plus dividends) exceeds the total shareholder return of the applicable market index, or the benchmark return per share, for the relevant measurement period. Effective August 1, 2021, we and RMR amended our business management agreement to replace the benchmark index used in the calculation of incentive management fees. Pursuant to the amendment, for periods beginning on and after August 1, 2021, the MSCI U.S. REIT/Health Care REIT Index replaced the discontinued SNL U.S. REIT Healthcare Index and will be used to calculate benchmark returns per share for purposes of determining any incentive management fee payable by us to RMR. For periods prior to August 1, 2021, the SNL U.S. REIT Healthcare Index continues to be used. Accordingly, the calculation of incentive management fees for the next two measurement periods will continue to use the SNL U.S. REIT Healthcare Index in calculating the benchmark returns for periods through July 31, 2021. This change of index was due to S&P Global ceasing to publish the SNL U.S. REIT Healthcare Index.

For purposes of the total return per share of the holders of Common Shares, share price appreciation for a measurement period is determined by subtracting (1) the closing price of the Common Shares on the Nasdaq on the last trading day of the year immediately before the first year of the applicable measurement period, or the initial share price, from (2) the average closing price of the Common Shares on the 10 consecutive trading days having the highest average closing prices during the final 30 trading days in the last year of the measurement period.
○
The calculation of the incentive management fee (including the determinations of our equity market capitalization, initial share price and the total return per share of holders of Common Shares) is subject to adjustments if we issue or repurchase our Common Shares, or if our Common Shares are forfeited, during the measurement period.

○
No incentive management fee is payable by us unless the total return per share during the measurement period is positive.

○
The measurement periods are three year periods ending with the year for which the incentive management fee is being calculated.

○
If our total return per share exceeds 12.0% per year in any measurement period, the benchmark return per share is adjusted to be the lesser of the total shareholder return of the applicable market index for such measurement period and 12.0% per year, or the adjusted benchmark return per share. In instances where the adjusted benchmark return per share applies, the incentive management fee will be reduced if our total return per share is between 200 basis points and 500 basis points below the applicable market index in any year, by a low return factor, as defined in the business management agreement, and there will be no incentive management fee paid if, in these instances, our total return per share is more than 500 basis points below the applicable market index, determined on a cumulative basis (i.e., between 200 basis points and 500 basis points per year multiplied by the number of years in the measurement period and below the applicable market index).

B-4	2022 Proxy Statement

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The incentive management fee is subject to a cap. The cap is equal to the value of the number of Common Shares which would, after issuance, represent 1.5% of the number of Common Shares then outstanding multiplied by the average closing price of Common Shares during the 10 consecutive trading days having the highest average closing prices during the final 30 trading days of the relevant measurement period.

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Incentive management fees we paid to RMR for any period may be subject to “clawback” if our financial statements for that period are restated due to material non-compliance with any financial reporting requirements under the securities laws as a result of the bad faith, fraud, willful misconduct or gross negligence of RMR and the amount of the incentive management fee we paid was greater than the amount we would have paid based on the restated financial statements.

Pursuant to our business management agreement with RMR, we recognized net business management fees of approximately $23.4 million for the year ended December 31, 2021, which amount reflects a reduction of approximately $3.0 million for the amortization of the liability we recorded in accordance with generally accepted accounting principles in connection with our former investment in RMR Inc. in June 2015.
We did not recognize an incentive management fee payable to RMR for the year ended December 31, 2021. In calculating the incentive management fee payable by us, our total shareholder return per share1 and benchmark return per share were adjusted in accordance with our business management agreement to reflect aggregate net increases in the number of Common Shares outstanding as a result of certain share issuances, repurchases and forfeitures by us during the three year measurement period ended December 31, 2021.
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Property Management and Construction Supervision Fees.   The property management fees payable to RMR by us for each applicable period are equal to 3.0% of gross collected rents and the construction supervision fees payable to RMR by us for each applicable period are equal to 5.0% of construction costs. In connection with our entry into the Master Management Agreement, on June 9, 2021, we and RMR amended our property management agreement to, among other things, provide for RMR’s oversight of any major capital projects and repositionings at our senior living communities, including our senior living communities which Five Star is continuing to manage, and that RMR will receive the same fee previously paid to Five Star for such services, which is equal to 3.0% of the cost of any such major capital project or repositioning.

Pursuant to our property management agreement with RMR, we recognized aggregate net property management and construction supervision fees of approximately $12.5 million for the year ended December 31, 2021, which amount reflects a reduction of approximately $0.8 million for the amortization of the liability we recorded in accordance with generally accepted accounting principles in connection with our former investment in RMR Inc. in June 2015.
Expense Reimbursement.   We are generally responsible for all our operating expenses, including certain expenses incurred or arranged by RMR on our behalf. We are generally not responsible for payment of RMR’s employment, office or administrative expenses incurred to provide management services to us, except for the employment and related expenses of RMR’s employees assigned to work exclusively or partly at our medical office and life science properties, our share of the wages, benefits and other related costs of RMR’s centralized accounting personnel, our share of RMR’s costs for providing our internal audit function, or as otherwise agreed. Our Audit Committee appoints our Director of Internal Audit and our Compensation Committee approves the costs of our internal audit function. Our property level operating expenses are generally incorporated into rents charged to our tenants, including certain payroll and related costs incurred by RMR. We reimbursed RMR approximately $13.1 million for these expenses and costs for the year ended December 31, 2021.

1
“Total shareholder return” for purposes of the incentive management fee calculation differs from “total shareholder return” presented in the performance graph in the Annual Report because “total shareholder return” for purposes of the incentive management fee calculation has been determined in accordance with the terms of the business management agreement and includes adjustments for Common Shares issued, repurchased and forfeited during the period and other items whereas “total shareholder return” presented in the performance graph is determined in the same or similar manner as each index reflected in the performance graph and does not include such adjustments and other items.

2022 Proxy Statement	B-5

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Term.   Our management agreements with RMR have terms that end on December 31, 2041, and automatically extend on December 31st of each year for an additional year, so that the terms of our management agreements thereafter end on the 20th anniversary of the date of the extension.

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Termination Rights.   We have the right to terminate one or both of our management agreements with RMR: (i) at any time on 60 days’ written notice for convenience, (ii) immediately on written notice for cause, as defined therein, (iii) on written notice given within 60 days after the end of an applicable calendar year for a performance reason, as defined therein, and (iv) by written notice during the 12 months following a change of control of RMR, as defined therein. RMR has the right to terminate the management agreements for good reason, as defined therein.

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Termination Fee.   If we terminate one or both of our management agreements with RMR for convenience, or if RMR terminates one or both of our management agreements for good reason, we have agreed to pay RMR a termination fee in an amount equal to the sum of the present values of the monthly future fees, as defined therein, for the terminated management agreement(s) for the term that was remaining prior to such termination, which, depending on the time of termination would be between 19 and 20 years. If we terminate one or both of our management agreements with RMR for a performance reason, we have agreed to pay RMR the termination fee calculated as described above, but assuming a 10 year term was remaining prior to the termination. We are not required to pay any termination fee if we terminate our management agreements with RMR for cause or as a result of a change of control of RMR.

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Transition Services.   RMR has agreed to provide certain transition services to us for 120 days following an applicable termination by us or notice of termination by RMR, including cooperating with us and using commercially reasonable efforts to facilitate the orderly transfer of the management and real estate investment services provided under our business management agreement and to facilitate the orderly transfer of the management of the managed properties under our property management agreement, as applicable.

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Vendors.   Pursuant to our management agreements with RMR, RMR may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of goods and services to us. As part of this arrangement, we may enter agreements with RMR and other RMR Clients for the purpose of obtaining more favorable terms from such vendors and suppliers.

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Investment Opportunities.   Under our business management agreement with RMR, we acknowledge that RMR may engage in other activities or businesses and act as the manager to any other person or entity (including other REITs) even though such person or entity has investment policies and objectives similar to ours and we are not entitled to preferential treatment in receiving information, recommendations and other services from RMR.

Our Joint Ventures.   We have two separate joint venture arrangements with two third party institutional investors, one for a life science property located in Boston, Massachusetts and another for 10 medical office and life science properties, each in which we own a 20% equity interest. We initially entered into our Boston life science property joint venture prior to January 1, 2021, and we entered into our 10 medical office and life science properties joint venture in January 2022. RMR provides management services to both of these joint ventures. Our joint ventures are not our consolidated subsidiaries and, as a result, we are not obligated to pay management fees to RMR under our management agreements with RMR for the services it provides regarding the joint ventures. Prior to December 23, 2021, our Boston life science property joint venture was our consolidated subsidiary and, as such, we were previously obligated to pay management fees to RMR under our management agreements with RMR for the services it provided regarding that joint venture; however, that joint venture paid management fees directly to RMR, and any such fees paid by that joint venture were credited against the fees payable by us to RMR.
Share Awards to RMR Employees.   We award Common Shares to our officers and other employees of RMR annually. Generally, one fifth of these awards vests on the date of the awards and one fifth vests on each of the next four anniversaries of the dates of the awards. During 2021, we awarded to our officers and other employees of RMR annual awards of 718,000 Common Shares, valued at approximately $2.4 million, in aggregate, based upon the closing price of the Common Shares on the Nasdaq on the date the awards were made under our equity compensation plan. These share awards to RMR employees are in addition to the share awards made to our Managing Trustees, as Trustee compensation, and the fees we paid to RMR. During

B-6	2022 Proxy Statement

2021, we purchased 109,384 Common Shares, at the closing price of the Common Shares on the Nasdaq on the date of purchase, from certain of our officers and other employees of RMR in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of the Common Shares.
On occasion, we have entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of Common Share awards previously awarded to them under our equity compensation plans. The aggregate value of the Common Share awards we so accelerated, measured as of the effective dates of acceleration, was approximately $0.2 million, in aggregate, for the year ended December 31, 2021. Additionally, each of our executive officers during 2021 received share awards of RMR Inc. and other RMR Clients, including ALR, in their capacities as officers or employees of RMR.
Leases with RMR.   We lease office space to RMR in certain of our properties for RMR’s property management offices. Pursuant to our lease agreements with RMR, we recognized rental income from RMR for leased office space of approximately $0.2 million for the year ended December 31, 2021. Our office space leases with RMR are terminable by RMR if our management agreements with RMR are terminated.
Directors’ and Officers’ Liability Insurance.   We, RMR Inc. and certain other RMR Clients, including ALR, participate in a combined directors’ and officers’ liability insurance policy. The current combined policy expires in September 2022. We paid an aggregate premium of approximately $0.1 million for this policy in 2021.
The foregoing descriptions of our agreements with RMR Inc., RMR, ALR, including Five Star, and other related persons are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in the Annual Report. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC’s website, www.sec.gov. We may engage in additional transactions with related persons, including businesses to which RMR provide management services.

2022 Proxy Statement	B-7

THANK YOU
Thank you for being a shareholder of Diversified Healthcare Trust.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D73189-P69998 For Against Abstain ! ! ! ! DIVERSIFIED HEALTHCARE TRUST INVESTOR RELATIONS DIVERSIFIED HEALTHCARE TRUST 255 WASHINGTON STREET, SUITE 300 NEWTON, MASSACHUSETTS 02458 (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.) 1. Election of Trustees. Nominees (for Independent Trustee): Lisa Harris Jones John L. Harrington Adam D. Portnoy Nominees (for Managing Trustee): Jennifer F. Francis The Board of Trustees Recommends a Vote FOR all the Nominees for Trustee in Proposal 1 and FOR Proposals 2, 3 and 4. 2. Advisory vote to approve executive compensation. 3. Approval of the Amended and Restated 2012 Equity Compensation Plan. 4. Ratification of the appointment of Deloitte & Touche LLP as independent auditors to serve for the 2022 fiscal year. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. For Withhold ! ! ! ! ! ! ! ! ! ! ! ! ! AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on June 1, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to submit your voting instructions. AUTHORIZE YOUR PROXY BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions. If the meeting is postponed or adjourned, the above times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Diversified Healthcare Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY VIRTUALLY ATTENDING THE MEETING During the Meeting - Go to https://www.viewproxy.com/DiversifiedHealthcareTrust/2022 You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions provided on the website. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Diversified Healthcare Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by email or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. SCAN TO VIEW MATERIALS & VOTE

D73190-P69998 DIVERSIFIED HEALTHCARE TRUST ANNUAL MEETING OF SHAREHOLDERS June 2, 2022, 9:30 a.m., Eastern time Diversified Healthcare Trust Virtually via the Internet at https://www.viewproxy.com/DiversifiedHealthcareTrust/2022 The 2022 Annual Meeting of Shareholders of Diversified Healthcare Trust will address the following items of business: 1. Election of the Trustees named in the Proxy Statement to the Company's Board of Trustees; 2. Advisory vote to approve executive compensation; 3. Approval of the Amended and Restated 2012 Equity Compensation Plan; 4. Ratification of the appointment of Deloitte & Touche LLP as independent auditors to serve for the 2022 fiscal year; and 5. Transaction of such other business as may properly come before the meeting and at any postponements or adjournments of the meeting. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. Please see the Proxy Statement for attendance instructions. DIVERSIFIED HEALTHCARE TRUST ANNUAL MEETING OF SHAREHOLDERS June 2, 2022, 9:30 a.m., Eastern time Important Notice Regarding the Availability of Proxy Materials: The proxy materials for the 2022 Annual Meeting of Shareholders of Diversified Healthcare Trust (the “Company”), including the Company's annual report and proxy statement, are available on the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the reverse side hereof. This proxy is solicited on behalf of the Board of Trustees of Diversified Healthcare Trust. The undersigned shareholder of the Company hereby appoints Jennifer B. Clark and Adam D. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2022 Annual Meeting of Shareholders of the Company to be held virtually via the Internet at https://www.viewproxy.com/DiversifiedHealthcareTrust/2022, on June 2, 2022, at 9:30 a.m., Eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the annual report and the proxy statement, which includes the Notice of 2022 Annual Meeting of Shareholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR ALL THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for instructions on how to authorize a proxy. Proxy